                                                                     Exhibit 2.1


                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                 BY AND AMONG

                         CREDENCE SYSTEMS CORPORATION,

                        IGUANA ACQUISITION CORPORATION

                                      AND

                     INTEGRATED MEASUREMENT SYSTEMS, INC.

                                 May 16, 2001

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I THE MERGER..........................................................................................    2

         1.1      The Merger..................................................................................    2
         1.2      Closing; Effective Time.....................................................................    2
         1.3      Effect of the Merger........................................................................    2
         1.4      Articles of Incorporation; Bylaws...........................................................    2
         1.5      Directors and Officers......................................................................    2
         1.6      Effect on Capital Stock.....................................................................    3
         1.7      Surrender of Certificates...................................................................    4
         1.8      Termination of Exchange Agent Funding.......................................................    5
         1.9      No Further Ownership Rights in Company Common Stock.........................................    5
         1.10     Lost, Stolen or Destroyed Certificates......................................................    6
         1.11     Tax and Accounting Consequences.............................................................    6
         1.12     Withholding Rights..........................................................................    6
         1.13     Taking of Necessary Action; Further Action..................................................    6

ARTICLE II REPRESENTATIONS AND WARRANTIES OF COMPANY..........................................................    6

         2.1      Organization, Standing and Power............................................................    7
         2.2      Capital Structure...........................................................................    8
         2.3      Authority...................................................................................    9
         2.4      SEC Documents; Financial Statements.........................................................   10
         2.5      Absence of Certain Changes..................................................................   10
         2.6      Absence of Undisclosed Liabilities..........................................................   11
         2.7      Litigation..................................................................................   11
         2.8      Restrictions on Business Activities.........................................................   11
         2.9      Governmental Authorization..................................................................   12
         2.10     Title to Property...........................................................................   12
         2.11     Intellectual Property.......................................................................   12
         2.12     Environmental Matters.......................................................................   14
         2.13     Taxes.......................................................................................   15
         2.14     Employee Benefit Plans......................................................................   16
         2.15     Certain Agreements Affected by the Merger...................................................   18
         2.16     Employee Matters............................................................................   19
         2.17     Interested Party Transactions...............................................................   20
         2.18     Insurance...................................................................................   21
         2.19     Compliance With Laws........................................................................   21
         2.20     Brokers' and Finders' Fees..................................................................   21
         2.21     Registration Statement; Proxy Statement/Prospectus..........................................   21
         2.22     Opinion of Financial Advisor................................................................   22
         2.23     Vote Required...............................................................................   22
         2.24     Board Approval..............................................................................   22
         2.25     Shareholder Agreements; Irrevocable Proxies.................................................   22
         2.26     Sections 60.835 and 60.801 - 60.816 of the Oregon Law Not Applicable........................   22

                                      i.

         2.27     Customers and Suppliers.....................................................................   22
         2.28     No Default..................................................................................   22
         2.29     Export Control Laws.........................................................................   23
         2.30     Tax Matters.................................................................................   23
         2.31     Affiliates..................................................................................   23
         2.32     Representations Complete....................................................................   23
         2.33     Rights Agreement............................................................................   23

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...........................................   24

         3.1      Organization, Standing and Power............................................................   24
         3.2      Capital Structure...........................................................................   24
         3.3      Authority...................................................................................   25
         3.4      SEC Documents; Financial Statements.........................................................   25
         3.5      Absence of Undisclosed Liabilities..........................................................   26
         3.6      Litigation..................................................................................   26
         3.7      Broker's and Finders' Fees..................................................................   26
         3.8      Registration Statement; Proxy Statement/Prospectus..........................................   27
         3.9      Board Approval..............................................................................   27
         3.10     Tax Matters.................................................................................   27
         3.11     Absence of Certain Changes..................................................................   27
         3.12     Compliance With Laws........................................................................   27

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME................................................................   28

         4.1      Conduct of Business of Company..............................................................   28
         4.2      Restrictions on Conduct of Business of Company..............................................   28
         4.3      No Solicitation.............................................................................   31

ARTICLE V ADDITIONAL AGREEMENTS...............................................................................   32

         5.1      Proxy Statement/Prospectus; Registration Statement..........................................   32
         5.2      Meeting of Shareholders.....................................................................   33
         5.3      Access to Information.......................................................................   33
         5.4      Confidentiality.............................................................................   34
         5.5      Public Disclosure...........................................................................   34
         5.6      Consents; Cooperation.......................................................................   34
         5.7      Legal Requirements..........................................................................   36
         5.8      Blue Sky Laws...............................................................................   36
         5.9      Employee Benefit Plans......................................................................   36
         5.10     Forms S-8...................................................................................   38
         5.11     Listing of Additional Shares................................................................   38
         5.12     Nasdaq Quotation............................................................................   38
         5.13     Tax Treatment...............................................................................   38
         5.14     Pooling Accounting..........................................................................   39
         5.15     Pooling Letter..............................................................................   39
         5.16     Shareholder Litigation......................................................................   39
         5.17     Further Assurances..........................................................................   39

                                      ii.

         5.18     Affiliates..................................................................................   39
         5.19     Operation of Surviving Corporation..........................................................   40
         5.20     Indemnification of Officers and Directors...................................................   41

ARTICLE VI CONDITIONS TO THE MERGER...........................................................................   42

         6.1      Conditions to Obligations of Each Party to Effect the Merger................................   42
         6.2      Additional Conditions to Obligations of Company.............................................   43
         6.3      Additional Conditions to the Obligations of Parent and Merger Sub...........................   44

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER.................................................................   45

         7.1      Termination.................................................................................   45
         7.2      Effect of Termination.......................................................................   46
         7.3      Expenses and Termination Fees...............................................................   46
         7.4      Amendment...................................................................................   48
         7.5      Extension; Waiver...........................................................................   48

ARTICLE VIII GENERAL PROVISIONS...............................................................................   48

         8.1      Non-Survival at Effective Time..............................................................   48
         8.2      Notices.....................................................................................   48
         8.3      Interpretation..............................................................................   49
         8.4      Counterparts................................................................................   50
         8.5      Entire Agreement; Nonassignability; Parties in Interest.....................................   50
         8.6      Severability................................................................................   50
         8.7      Remedies Cumulative.........................................................................   50
         8.8      Governing Law...............................................................................   50
         8.9      Rules of Construction.......................................................................   50

                                     iii.

SCHEDULES

Company Disclosure Schedule
Parent Disclosure Schedule

EXHIBITS

Exhibit A         -   Shareholder Agreement
Exhibit B         -   Articles of Merger
Exhibit C         -   Affiliate Agreement

                                      iv.

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

          This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement") is made and entered into as of May 16, 2001, by and among Credence
 ---------
Systems Corporation, a Delaware corporation ("Parent"), Iguana Acquisition
                                              ------
Corporation, an Oregon corporation ("Merger Sub") and wholly owned subsidiary of
                                     ----------
Parent, and Integrated Measurement Systems, Inc., an Oregon corporation ("Company").
  -------
                                   RECITALS:

          A. The Boards of Directors of Company, Parent and Merger Sub believe it is in the best interests of their respective companies and the shareholders of their respective companies that Company and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into Company (the "Merger") and, in furtherance thereof, have approved the Merger.
 ------

          B. Pursuant to the Merger, among other things, the outstanding shares of Company Common Stock, $0.01 par value ("Company Common Stock"), shall
                                                  --------------------
be converted into shares of Parent Common Stock, $0.001 par value ("Parent
                                                                    ------
Common Stock"), at the rate set forth herein.
------------

          C. Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

          D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a
                          ----
reorganization within the meaning of Section 368(a) of the Code and use reasonable best efforts to qualify as a pooling of interests for financial accounting purposes.

          E. Concurrently with the execution of this Agreement and as an inducement to Parent and Merger Sub to enter into this Agreement, certain shareholders of Company have on the date hereof entered into shareholder agreements in the form attached hereto as Exhibit A (each a "Shareholder
                                          ---------          -----------
Agreement") to vote the shares of Company Common Stock owned by such persons to
---------
approve the Merger.

                                  AGREEMENT:

          NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  THE MERGER

          1.1  The Merger. At the Effective Time (as defined in Section 1.2) and
               ----------
subject to and upon the terms and conditions of this Agreement, the Articles of Merger attached hereto as Exhibit B (the "Articles of Merger") and the
                          ---------       ------------------
applicable provisions of the Business Corporation Act of the State of Oregon ("Oregon Law"), Merger Sub shall be merged with and into Company, the separate
  ----------
corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation. Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."
                                          ---------------------

          1.2  Closing; Effective Time. The closing of the transactions
               -----------------------
contemplated hereby (the "Closing") shall take place as soon as practicable (and
                          -------
in any event not later than two business days) after the satisfaction or waiver of each of the conditions set forth in Article VI hereof or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall take place
                                  ------------
at the offices of Ater Wynne LLP, 222 S.W. Columbia Street, Suite 1800, Portland, OR 97201-6018, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing the Articles of Merger with the Secretary of State of the State of Oregon, in accordance with the relevant provisions of Oregon Law (the time of the filing of such document, or such later time as may be agreed to by the parties and set forth in the Articles of Merger, being the "Effective
                                                                ---------
Time").
----

          1.3  Effect of the Merger. At the Effective Time, the effect of the
               --------------------
Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of Oregon Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all title to all real estate and other property owned Company and Merger Sub shall vest in the Surviving Corporation, without reversion or impairment, and all obligations, including contractual, tortious, statutory and administrative obligations, shall be the obligations of the Surviving Corporation.

          1.4  Articles of Incorporation; Bylaws.
               ---------------------------------

                    (a) At the Effective Time, the Articles of Incorporation of Company shall be amended so as to read in its entirety as set forth in the Plan of Merger attached to the Articles of Merger and as so amended shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by Oregon Law and such Articles of Incorporation.

                    (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

          1.5  Directors and Officers. At the Effective Time, the directors of
               ----------------------
the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time and Keith L. Barnes, in each case until their successors are elected or appointed and qualified or until their earlier resignation or removal. The officers of the Surviving Corporation shall be Keith L. Barnes, (President) Fred Hall (Vice President, Chief Financial Officer and Secretary) and John Detwiler (Vice President and Assistant Secretary) until their respective successors are duly elected or appointed and qualified or until their earlier resignation or removal.

          1.6  Effect on Capital Stock. By virtue of the Merger and without any
               -----------------------
action on the part of Merger Sub, Company or the holders of any of the following securities:

                    (a)  Conversion of Company Common Stock. At the Effective
                         ----------------------------------
Time, subject to Section 1.6(f), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(b)) will be canceled and extinguished and be converted automatically into the right to receive 0.9 shares of Parent Common Stock (the "Exchange Ratio"). All references in this
                                    --------------
Agreement to Parent Common Stock to be issued pursuant to the Merger shall be deemed to include the corresponding rights to purchase stock of Parent pursuant to the Rights Agreement dated as of June 2, 1998 between Parent and BankBoston, N.A. (as Rights Agent).

                    (b)  Cancellation of Company Common Stock Owned by Parent or
                         -------------------------------------------------------
Company. At the Effective Time, all shares of Company Common Stock that are
-------
owned by Company as treasury stock and each share of Company Common Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

                    (c)  Company Stock Option Plans. At the Effective Time,
                         --------------------------
Company's 1995 Stock Incentive Plan, 1995 Stock Option Plan for Non-Employee Directors and 2000 Nonqualified Stock Option Plan (collectively the "Company
                                                                     -------
Stock Option Plans") and all options to purchase Company Common Stock then
------------------
outstanding under the Company Stock Option Plans shall be assumed by Parent in accordance with Section 5.9. The Company ESPP (as defined below) shall terminate prior to the Effective Time, in accordance with Section 5.9.

                    (d)  Capital Stock of Merger Sub. At the Effective Time,
                         ---------------------------
each share of common stock, $0.001 par value, of Merger Sub ("Merger Sub Common
                                                              -----------------
Stock") issued and outstanding immediately prior to the Effective Time shall be
-----
converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and the Surviving Corporation shall be a wholly owned subsidiary of Parent. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                    (e)  Adjustments to Exchange Ratio. The Exchange Ratio shall
                         -----------------------------
be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time and of any increase in the number of shares of Company Common Stock, or securities convertible into or exchangeable for shares of Company Common Stock, issued and outstanding after the date hereof relative to such number as derived from
Section 2.2 hereof (except to the extent of stock options granted in accordance with Section 4.2(e)), so as to provide holders of Company Common Stock and Parent the same economic effect as contemplated by this Agreement prior to such stock split, reverse split, stock dividend, reorganization, recapitalization, like change or increase.

                    (f)  Fractional Shares. No fraction of a share of Parent
                         -----------------
Common Stock will be issued, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a share of Parent Common Stock as quoted on The Nasdaq National Market for the ten (10) trading days ending on the third full trading day prior to the Effective Time.

          1.7  Surrender of Certificates.
               -------------------------

                    (a)  Exchange Agent. Parent's transfer agent shall act as
                         --------------
exchange agent (the "Exchange Agent") in the Merger.
                     --------------

                    (b)  Parent to Provide Common Stock and Cash. Promptly after
                         ---------------------------------------
the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Parent may adopt, (i) the shares of Parent Common Stock issuable pursuant to
Section 1.6(a) in exchange for shares of Company Common Stock outstanding immediately prior to the Effective Time (provided that delivery of any shares
                                         --------
that are subject to vesting and/or repurchase rights in favor of Company shall be in book entry form until such vesting and/or repurchase rights lapse) and
(ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 1.6(f).

                    (c)  Exchange Procedures. As soon as reasonably practicable
                         -------------------
after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates")
                                                             ------------
which immediately prior to the Effective Time represented outstanding shares of Company Common Stock, whose shares were converted into the right to receive shares of Parent Common Stock (and cash in lieu of fractional shares) pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates (or book entries in the case of shares that are subject to vesting and/or repurchase rights in favor of Company) representing shares of Parent Common Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be sent in exchange therefor a certificate (or book entry in the case of shares that are subject to vesting and/or repurchase rights) representing the number of whole shares of Parent Common Stock and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time to represent only the right to receive upon surrender of such Certificate the merger consideration contemplated by Section 1.6. Notwithstanding any other provision of this Agreement, no interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article I.

               (d)  Distributions With Respect to Unexchanged Shares. No
                    ------------------------------------------------
dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.7(d)) with respect to such shares of Parent Common Stock.

               (e)  Transfers of Ownership. If any certificate for shares of
                    ----------------------
Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

               (f)  No Liability. Notwithstanding anything to the contrary in
                    ------------
this Section 1.7, none of the Exchange Agent, the Surviving Corporation, Parent or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          1.8  Termination of Exchange Agent Funding. Any portion of funds
               -------------------------------------
(including any interest earned thereon) or certificates for shares of Parent Common Stock held by the Exchange Agent which have not been delivered to holders of Certificates pursuant to this Article I within six months after the Effective Time shall promptly be paid or delivered, as appropriate, to Parent, and thereafter holders of Certificates who have not theretofore complied with the exchange procedures set forth in and contemplated by Section 1.7 shall thereafter look only to Parent (subject to abandoned property, escheat and similar laws) for their claim for shares of Parent Common Stock and, only as general creditors thereof, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions (with a record date after the Effective Time) with respect to Parent Common Stock to which they are entitled.

          1.9  No Further Ownership Rights in Company Common Stock. All shares
               ---------------------------------------------------
of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

          1.10 Lost, Stolen or Destroyed Certificates. In the event any
               --------------------------------------
Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a
                --------  -------
condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

          1.11 Tax and Accounting Consequences. It is intended by the parties
               -------------------------------
hereto that the Merger shall (a) constitute a reorganization within the meaning of Section 368(a) of the Code and (b) qualify for accounting treatment as a pooling of interests.

          1.12 Withholding Rights. Parent and the Surviving Corporation shall be
               ------------------
entitled to deduct and withhold from the number of shares of Parent Common Stock otherwise deliverable under this Agreement, and from any other payments made pursuant to this Agreement, such amounts as Parent and the Surviving Corporation are required to deduct and withhold with respect to such delivery and payment under the Code or any provision of federal, national, state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the holder of shares of Company Common Stock in respect of which such deduction and withholding was made by Parent and the Surviving Corporation.

          1.13 Taking of Necessary Action; Further Action. If, at any time after
               ------------------------------------------
the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.


                                  ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF COMPANY

          In this Agreement, any reference to any event, matter, change, condition, circumstance or effect being "material" with respect to any person
                                         --------
means any material event, matter, change, condition, circumstance or effect related to the condition and prospects (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such person and its subsidiaries, taken as a whole. In this Agreement, any reference to a "Material Adverse Effect" with respect to any
                                    -----------------------
person means any event, matter, change, condition, circumstance or effect that is materially adverse to the condition or prospects (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such person and its subsidiaries, taken as a whole, provided, however, that a "Material Adverse Effect" shall not
            --------  -------
include: (a) a decrease, in and of itself, in the trading price or volume of Company Common Stock or Parent Common Stock; or (b) general changes in the automatic test equipment or integrated circuit validation systems markets or general changes in economic conditions that affect such person or its subsidiaries, taken as a whole; or (c) to the extent occurring after the date of this Agreement with respect to Parent or Company or any of their respective subsidiaries, the loss of customers or suppliers, or loss or reduction of orders or shipments from customers or suppliers, to the extent that such losses or reductions are primarily attributable to the announcement or pendency of the Merger.

          In this Agreement, any reference to a party's "knowledge" means such
                                                         ---------
party's actual knowledge after reasonable inquiry of officers, directors and other employees of such party charged with senior administrative or operational responsibility for such matters.

          As used in this Agreement, the words "subsidiary" or "subsidiaries"
                                                ----------      ------------
means, with respect to any person, any corporation or other organization, whether incorporated or unincorporated, of which (i) such person or any other subsidiary of such person is a general partner (excluding partnerships, the general partnership interests of which held by such person or any subsidiary of such person do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors, or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such person or by one or more of its subsidiaries.

          Except as expressly disclosed in that section of the document of even date herewith delivered by Company to Parent prior to the execution and delivery of this Agreement (the "Company Disclosure Schedule") corresponding to the
                        ---------------------------
Section of this Agreement to which any of the following representations and warranties specifically relate, Company represents and warrants to Parent and Merger Sub as follows:

          2.1  Organization, Standing and Power. Each of Company and its
               --------------------------------
subsidiaries is a corporation duly organized and validly existing under the laws of its jurisdiction of organization. Each of Company and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect on Company. Company has delivered to Parent a true and correct copy of the Restated Articles of Incorporation (the "Articles of
                                                             -----------
Incorporation"), and Second Restated Bylaws or other charter documents, as
-------------
applicable, of Company and each of its subsidiaries, each as amended to date. Neither Company nor any of its subsidiaries is in violation of any of the provisions of its respective charter or bylaws or equivalent organizational documents. Company is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by Company free and clear of all liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Company or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity (excluding securities in publicly traded companies held for passive investment and comprising less than 1% of the outstanding stock of such company).

          2.2  Capital Structure. The authorized capital stock of Company
               -----------------
consists of 15,000,000 shares of Common stock, $0.01 par value, of which there were issued and outstanding as of the close of business on May 15, 2001, 7,889,987 shares, and 10,000,000 shares of Preferred Stock $0.01 par value of which 150,000 shares have been designated as Series A Participating Preferred Stock. As of the date of this Agreement there were no shares of Preferred Stock issued and outstanding. No shares of Company Common Stock are held in treasury of Company or by its subsidiaries. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities, except pursuant to the exercise of options outstanding as of such date under the Company Stock Option Plans or pursuant to the Company's 1995 Employee Stock Purchase Plan (the "Company
                                                                  -------
ESPP"). All outstanding shares of Company Common Stock are duly authorized,
----
validly issued, fully paid and non-assessable and are free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Company or any agreement to which Company is a party or by which it is bound. Company has reserved (i) 3,537,000 shares of Common Stock for issuance to employees, consultants and directors pursuant to the Company Stock Option Plans, of which , as of the date of this Agreement, 558,160 shares have been issued pursuant to option exercises or direct stock purchases, 2,397,305 shares are subject to outstanding, unexercised options, none are subject to outstanding stock purchase rights, and 581,535 shares are available for issuance thereunder and (ii) 450,000 shares of Common Stock for issuance to employees pursuant to the Company ESPP, of which, as of the date of this Agreement, 207,732 shares have been issued. Between May 15, 2001 and the date hereof, Company has not (i) issued or granted additional options under the Company Stock Option Plans, or (ii) accepted enrollments in the Company ESPP. Except for (i) the rights created pursuant to this Agreement, the Company Stock Option Plans and the Company ESPP and (ii) Company's rights to repurchase any unvested shares under the Company Stock Option Plans, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Company is a party or by which it is bound obligating Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Company or obligating Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of Company's capital stock (other than those granting Company the right to purchase unvested shares upon employment or service termination, and the Shareholder Agreement) (i) between or among Company and any of its shareholders and (ii) to the best of Company's knowledge, between or among any of Company's shareholders. The terms of the Company Stock Option Plans permit the assumption of options to purchase Parent Common Stock as provided in this Agreement, without the consent or approval of the holders of such securities, shareholders, or otherwise. The current "Offering Period" (as defined in the Company ESPP) commenced under the
         ---------------
Company ESPP on February 1, 2000 and will end on the date provided for in
Section 5.9(c), and except for
the purchase rights granted on such commencement date to participants in the current Offering Period, there are no other purchase rights or options outstanding under the Company ESPP. The terms of the Company ESPP permit the Company to shorten and terminate Offering Periods without the consent or approval of participants in the ESPP, shareholders, or otherwise. True and complete copies of all agreements and instruments relating to or issued under the Company Stock Option Plans or Company ESPP (or form, in the case of instruments in standard form) have been made available to Parent and such agreements and instruments have not been amended, modified or supplemented since being made available to Parent, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form made available to Parent. The shares of Company Common Stock issued under the Company Stock Option Plans, as amended and under all prior versions thereof, have either been registered under the Securities Act or were issued in transactions which qualified for exemptions pursuant to Rule 701 under the Securities Act for stock issuances under compensatory benefit plans.

          2.3  Authority. Company has all requisite corporate power and
               ---------
authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company, subject only to the approval of the Merger by Company's shareholders holding 67% of the outstanding shares of Company Common Stock as contemplated by Section 6.1(a). This Agreement has been duly executed and delivered by Company and constitutes the valid and binding obligation of Company enforceable against Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights and remedies of creditors generally and general principles of equity. Except as set forth on Schedule 2.3, the execution and
                                             ------------
delivery of this Agreement by Company does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require the consent or approval of any person in respect of: (i) any provision of the Articles of Incorporation or Bylaws of Company or any of its subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or any of its subsidiaries or any of their properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, arbitrator, tribunal, administrative agency or commission or other governmental authority or instrumentality, stock exchange or The Nasdaq National Market, in each case whether domestic or foreign, (each a "Governmental Entity") is
                                                -------------------
required by or with respect to Company or any of its subsidiaries in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger as provided in Section 1.2; (ii) the filing with the Securities and Exchange Commission (the "SEC") and the National Association of Securities
                          ---
Dealers, Inc. (the "NASD") of the Proxy Statement (as defined in Section 2.21)
                    ----
relating to the Company Shareholders Meeting (as defined in Section 2.21); (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; (iv) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"); (v) the filing of a Form S-4 Registration
  ---

Statement with the SEC in accordance with the Securities Act of 1933, as amended; (vi) the filing of a Current Report on Form 8-K with the SEC; and (vii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Company and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

          2.4  SEC Documents; Financial Statements. Company has made available
               -----------------------------------
to Parent a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the Securities Act")), definitive proxy
                                        --------------
statement and other filings made with the SEC by Company since March 1, 2001 and, prior to the Effective Time, Company will have furnished to Parent true and complete copies of any additional documents filed with the SEC by Company prior to the Effective Time (collectively, the "Company SEC Documents"). Company has
                                          ---------------------
timely filed all forms, statements and documents required to be filed by it with the SEC and The Nasdaq National Market since March 1, 2001. In addition, Company has made available to Parent true and complete copies of all exhibits to the Company SEC Documents filed prior to the date hereof, and will promptly make available to Parent true and complete copies of all exhibits to any additional Company SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Company SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms. As of their respective filing dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act, and none of the Company SEC Documents
 ------------
contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Company SEC Document. The financial statements of Company, including the notes thereto, included in the Company SEC Documents (the "Company Financial Statements") were complete and
                            ----------------------------
correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a basis consistent
                                           ----
throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the
SEC). The Company Financial Statements fairly present the consolidated financial condition and operating results of Company and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments none of which individually, or in the aggregate, are material). There has been no material change in Company accounting policies since December 31, 2000.

          2.5  Absence of Certain Changes. Since March 31, 2001 (the "Company
               --------------------------                             -------
Balance Sheet Date"), Company has conducted its business in the ordinary course
------------------
consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect to Company;
(ii) any acquisition, sale or transfer of any material asset of Company or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Company or any revaluation by Company of any of its or any of its subsidiaries' assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Company, or any direct or indirect redemption, purchase or other acquisition by Company of any of its shares of capital stock; (v) any material contract entered into by Company or any of its subsidiaries, other than in the ordinary course of business, or any material amendment or termination of, or default under, any material contract to which Company or any of its subsidiaries is a party or by which it is bound and Parent has been provided with true and complete copies of all such material amendments and agreements; (vi) any amendment or change to the Articles of Incorporation or Bylaws, except to the extent provided for in Section 1.4; or (vii) any increase in or modification of the compensation or benefits payable, or to become payable, by Company to any of its directors, consultants or employees, other than pursuant to scheduled annual performance reviews, provided that any
                                                       --------
resulting modifications are in the ordinary course of business and consistent with Company's past practices. Company has not agreed since March 31, 2001 to do any of the things described in the preceding clauses (i) through (vii) and is not currently involved in any negotiations to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

          2.6  Absence of Undisclosed Liabilities. Company has no material
               ----------------------------------
obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Consolidated Balance Sheets or in the related Notes to Consolidated Financial Statements included in Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (the "Company Balance Sheet"), (ii) those incurred in the
                           ---------------------
ordinary course of business since the Company Balance Sheet Date which could not reasonably be expected to have a Material Adverse Effect on Company; and (iii) those incurred in connection with the execution of this Agreement.

          2.7  Litigation. There is no litigation, arbitration or investigation
               ----------
pending before any Governmental Entity, or, to the knowledge of Company or any of its subsidiaries, threatened against Company or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Company or on the ability of Company to consummate the transactions contemplated by this Agreement. There is no judgment, decree or order against Company or any of its subsidiaries, or, to the knowledge of Company and its subsidiaries, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Company.

          2.8  Restrictions on Business Activities. There is no agreement,
               -----------------------------------
judgment, injunction, order or decree binding upon Company or any of its subsidiaries which has or reasonably could be expected to have the effect of prohibiting or materially impairing any current business practice of Company or any of its subsidiaries, any contemplated acquisition of property by Company or any of its subsidiaries or the conduct by Company or any of its subsidiaries of its business as currently conducted or as currently contemplated to be conducted.

          2.9  Governmental Authorization. Company and each of its subsidiaries
               --------------------------
have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity
(i) pursuant to which Company or any of its subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Company's or any of its subsidiaries' business or the holding of any such interest ((i) and (ii) herein collectively called "Company
                                                            -------
Authorizations"), and all of such Company Authorizations are in full force and
--------------
effect, except where the failure to obtain or have any of such Company Authorizations could not reasonably be expected to have a Material Adverse Effect on Company.

          2.10 Title to Property. Company and its subsidiaries have good and
               -----------------
valid title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Company Balance Sheet or acquired after the Company Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business), or in the case of leased properties and assets, valid leasehold interests in, in each case free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, and (iii) purchase money liens incurred in the ordinary course of business and liens securing debt which is reflected on the Company Balance Sheet. The plants, property and equipment of Company and its subsidiaries that are used in the operations of their businesses are in good operating condition and repair, ordinary wear and tear excepted, and except where the failure to be in good condition or repair would not have a Material Adverse Effect. Schedule
                                                                      --------
2.10 identifies each parcel of real property owned or leased by Company or any
----
of its subsidiaries. No lease relating to a foreign parcel contains any extraordinary payment obligation.

          2.11 Intellectual Property.
               ---------------------

               (a) Company and its subsidiaries own, or are licensed or otherwise possess legally enforceable and unencumbered rights to use all patents, trademarks, trade names, service marks, domain names, database rights, copyrights, and any other similar intellectual property rights or applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventions, ideas, algorithms, processes, computer software programs or applications (in both source code and/or object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that
                                                 ---------------------
are used, or proposed to be used, in the business of the Company and its subsidiaries as currently conducted, or proposed to be conducted, Company has not (i) licensed any of its Intellectual Property in source code form to any person or (ii) entered into any exclusive agreements relating to its Intellectual Property to with any person.

               (b)  Schedule 2.11(b) lists (i) all patents and patent
                    ----------------
applications and all registered trademarks, trade names and service marks, registered copyrights, registered domain names, and maskworks included in the Intellectual Property owned by Company, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all material licenses, sublicenses and other agreements as to which Company is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) all licenses, sublicenses and other agreements (other than licenses for standard commercially available off-the-shelf software) as to which Company is a party and pursuant to which Company is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property
                                               ---------------------------------
Rights") which are incorporated in, are, or form a part of any Company product.
------

          (c) To the Company's knowledge there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Company or any of its subsidiaries, or any Third Party Intellectual Property Rights by any third party, including any employee or former employee of Company or any of its subsidiaries. Neither Company nor any of its subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders or license agreements arising in the ordinary course of business. No royalties or other continuing payment obligations are due in respect of Third Party Intellectual Property Rights.

          (d) Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any material license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights.

          (e) All patents, trademarks, service marks and copyrights held by Company are valid and subsisting. Company (i) has not been sued in any suit, action or proceeding (or received any notice or, to Company's knowledge, threat) which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party and (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. To the Company's knowledge, the manufacture, marketing, licensing or sale of Company's products does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

          (f) Company has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that Company does not already own by operation of law.

          (g) Company has taken all necessary and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents or patent applications or copyright ("Confidential
                                                           ------------
Information"). All use, disclosure or appropriation of Confidential Information
-----------
owned by Company by or to a third party has been pursuant to the terms of a written agreement between Company and such third party. All use, disclosure or appropriation of Confidential Information not owned by Company has been pursuant to the terms of a written agreement between Company and the owner of such Confidential Information, or is otherwise lawful.

          (h) There are no actions that must be taken by Company or any subsidiary within ninety (90) days of the Closing Date that, if not taken, will result in the loss of any

Intellectual Property, including the payment of any registration, maintenance or renewal fees or the filing of any responses to the U.S. Patent and Trademark Office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Intellectual Property.

               (i) Company has not received any opinion of counsel that any third party patents apply to Company's products.

          2.12 Environmental Matters.
               ---------------------

               (a)  The following terms shall be defined as follows:

                         (i)   "Environmental and Safety Laws" shall mean any
federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

                         (ii)  "Hazardous Materials" shall mean any toxic or
hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws.

                         (iii) "Property" shall mean all real property leased or
owned by Company or its subsidiaries either currently or in the past.

                         (iv)  "Facilities" shall mean all buildings and
improvements on the Property of Company or its subsidiaries.

               (b) Company represents and warrants that, except in all cases as, in the aggregate, would not have a Material Adverse Effect on Company, as follows: (i) no methylene chloride or asbestos is contained in or has been used at or released from the Facilities; (ii) all Hazardous Materials and wastes have been disposed of in accordance with all Environmental and Safety Laws; (iii) Company and its subsidiaries have received no notice (verbal or written) of any noncompliance of the Facilities or its past or present operations with Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending or, to Company's knowledge, threatened relating to a violation of any Environmental and Safety Laws; (v) to Company's knowledge, neither Company nor its subsidiaries are a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), or state analog statute, arising out of events occurring prior to the Closing Date; (vi) there have not been in the past, and are not now, any Hazardous Materials on, under or migrating to or from the Facilities or Property; (vii) there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under the Property including treatment or storage tanks, sumps, or water, gas or oil wells; (viii) there are no polychlorinated biphenyls (PCBs) deposited, stored, disposed of or located on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million; (ix) there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities; (x) the Facilities and Company's and its subsidiaries uses and activities therein have at all times complied with all Environmental and Safety Laws; and (xi) Company and its subsidiaries have all the permits and licenses required to be issued and are in full compliance with the terms and conditions of those permits.

          2.13 Taxes. Company and each of its subsidiaries, and any
               -----
consolidated, combined, unitary or aggregate group for Tax (as defined below) purposes of which Company or any of its subsidiaries is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. All unpaid taxes of Company and its subsidiaries for periods through the Company Balance Sheet Date are reflected on the Company Balance Sheet. Company has no liability for unpaid Taxes accruing after the Company Balance Sheet Date other than Taxes arising in the ordinary course of its business subsequent to the Company Balance Sheet Date. There is (i) no material claim for Taxes that is a lien against the property of Company or any of its subsidiaries or is being asserted against Company or any of its subsidiaries other than liens for Taxes not yet due and payable; (ii) no audit of any Tax Return of Company or any of its subsidiaries that is being conducted by a Tax authority; and (iii) no extension of the statute of limitations on the assessment of any Taxes that has been granted by Company or any of its subsidiaries and that is currently in effect. Neither Company nor any of its subsidiaries has been or will be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws solely as a result of transactions, events or accounting methods employed prior to the Merger. Neither Company nor any of its subsidiaries has filed or will file any consent to have the provisions of paragraph 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to Company or any of its subsidiaries. All Tax sharing or Tax allocation agreements to which Company or any of its subsidiaries is a party are listed on
Schedule 2.13 together with any liability of Company or its subsidiaries to
-------------
another party under any such agreement which is either currently owing or which would result from assertions currently being made by Tax Authorities from audits or proceedings in progress. Neither Company nor any of its subsidiaries has filed any disclosures under Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return. Neither Company nor any of its subsidiaries has ever been a United States real property holding corporation within the meaning of Section 897 of the Code. Except as set forth on Schedule
                                                                      --------
2.13, neither Company nor any of its subsidiaries has ever been a member of a
----
consolidated, combined or unitary group of which Company was not the ultimate parent corporation. Company and each of its subsidiaries have in their possession receipts for any Taxes paid to foreign Tax authorities.

          For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i)
           ---                                   -----       -------
any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax authority") responsible for the imposition of any
                        -------------
such tax (domestic or foreign); (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period; and

(iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of being a transferee of or successor to any person or as a result of any express or implied obligation to indemnify any other person, including pursuant to any Tax sharing or Tax allocation agreement. As used herein, "Tax Return" shall mean any return, statement, report or form (including
         ----------
estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns) required to be filed with respect to Taxes.

          2.14 Employee Benefit Plans.
               ----------------------

               (a)  Schedule 2.14(a) lists, with respect to Company, any
                    ----------------
subsidiary of Company and any trade or business (whether or not incorporated) which is treated as a single employer with Company (an "ERISA Affiliate") within
                                                        ---------------
the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); (ii) each loan to a non-
                                          -----
officer employee in excess of $50,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements; (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements; (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Company and that do not generally apply to all employees; and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Company of greater than $50,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of Company (collectively, the "Company Employee Plans").

               (b) Company has furnished or made available to Parent a copy of each of the Company Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications relating thereto) and has, with respect to each Company Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code either (i) has obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation other than the Uruguay Round Agreements Act of 1994, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, and the Taxpayer Relief Act of 1997, or (ii) has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination or (iii) the requisite period for application has not expired. Company has also furnished Parent with the most recent Internal Revenue Service determination letter issued with respect to each such Company Employee Plan, and nothing has occurred since the issuance of each such letter which would reasonably be expected to cause the loss of the tax-qualified status of any Company Employee Plan subject to Code
Section 401(a). Company has also furnished to

Parent all registration statements and prospectuses prepared in connection with each Company Employee Plan.

               (c) (i)   None of the Company Employee Plans promises or provides
retiree medical or other retiree welfare benefits to any person, except as required by applicable law; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Company Employee Plan, which would reasonably be expected to have, in the aggregate, a Material Adverse Effect on Company; (iii) each Company Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect on Company, and Company and each subsidiary or ERISA Affiliate have performed in all material respects all obligations required to be performed by them under, are not in default in any material respect under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Company Employee Plans; (iv) neither Company nor any subsidiary or ERISA Affiliate is subject to any material liability or material penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Company Employee Plans; (v) all material contributions required to be made by Company or any subsidiary or ERISA Affiliate to any Company Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Company Employee Plan for the current plan years; (vi) with respect to each Company Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; (vii) no Company Employee Plan is covered by, and neither Company nor any subsidiary or ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code; and (viii) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent (other than for benefits accrued through the date of termination and ordinary administrative expenses typically incurred in a termination event). With respect to each Company Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Company has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Company Employee Plan, except where the failure to do so would not have a Material Adverse Effect. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Company is threatened, against or with respect to any such Company Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. No payment or benefit which will or may be made by Company to any employee will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

               (d) With respect to each Company Employee Plan, Company and each of its United States subsidiaries have complied except to the extent that such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on Company, with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus

Budget Reconciliation Act of 1985 ("COBRA") and the regulations (including
                                    -----
proposed regulations) thereunder, (ii) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations thereunder, and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including proposed regulations) thereunder.

               (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Company, any Company subsidiary or any other ERISA Affiliate to severance benefits or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or service provider.

               (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Company, any Company subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any Company Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal quarter included in Company's financial statements.

               (g) Company does not currently maintain, sponsor, participate in or contribute to, nor has it ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

               (h) Neither Company nor any Company subsidiary or other ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

               (i)  Except as set forth in Schedule 2.14(i) of the Company
                                           ----------------
Disclosure Schedules, there is no agreement, contract or arrangement to which Company or any of its subsidiaries is a party that may result in the payment of any amount that would not be deductible by reason of Section 280G or Section 404 of the Code.

               (j) As of the Effective Time, the Company will have given, within the applicable time periods, all appropriate notices to the participants in the Company ESPP in connection with the reduction of the Offering Period in accordance with Section 5.9(c) and terminated the Company ESPP.

          2.15 Certain Agreements Affected by the Merger. Except as provided in
               -----------------------------------------
the employment agreements referenced in Section 5.9(f), at the Closing neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any, current or former, director or employee or service provider of Company or any of its subsidiaries; (ii) materially increase any benefits otherwise payable by Company or its Subsidiaries; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

          2.16 Employee Matters.
               ----------------

               (a) Neither the Company nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to employees of the Company or any of its subsidiaries, no collective bargaining agreement is being negotiated by the Company or any of its subsidiaries and neither Company nor any of its subsidiaries have any duty to bargain with any labor organization with respect to any such persons. There is no pending demand for recognition or any other request or demand from a labor organization for representative status with respect to any persons employed by the Company or any of its subsidiaries. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against the Company or any of its subsidiaries pending or, to the knowledge of the Company, threatened which may interfere with the respective business activities of the Company or any of its subsidiaries. As of the date of this Agreement, neither the Company nor any of its subsidiaries, or, to the knowledge of Company, any of their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or any of its subsidiaries, and there is no charge or complaint against the Company or any Company subsidiaries by the National Labor Relations Board or any comparable Governmental Entity pending or threatened. Neither Company nor any of its subsidiaries have any pending contract grievances under any collective bargaining agreements, other administrative charges, claims, grievances or lawsuits before any Governmental Entity or arbiter or arbitrator arising under any laws govern employment and, to the knowledge of Company and its subsidiaries, there exist no facts that could reasonably be expected to give rise to such a claim.

               (b) Company and each of its subsidiaries are in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices. Company has in all material respects withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any material arrears of wages or any material taxes or any material penalty for failure to comply with any of the foregoing. Company is not liable for any material payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending claims against Company or any of its subsidiaries for any material amounts under any workers compensation plan or policy or for long term disability. Neither Company nor any of its subsidiaries has any obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder, except for obligations that are not material in amount. There are no material controversies pending or, to the knowledge of Company or any of its subsidiaries, threatened, between Company or any of its subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity.

               (c) To Company's knowledge, no employees of Company or any of its subsidiaries are in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Company or its subsidiaries because of the nature of the business conducted or presently proposed to be conducted by Company or any of its subsidiaries, or to the use of trade secrets or proprietary information of others. As of the date of this Agreement, no employees of Company or any of its subsidiaries material to the conduct of their respective businesses (including the employees listed on Schedule 2.16(c)) have
                                                         -----------------
given notice to Company, nor is Company otherwise aware, that any such employee intends to terminate his or her employment with Company or any of its subsidiaries. As of the Effective Time, none of the employees set forth on part
(a) of Schedule 2.16(c) will have terminated, or given notice to that such
       ----------------
employee intends to terminate, his or her employment with Company or any of its subsidiaries and no more then three (3) of the employees set forth on part (b) of Schedule 2.16(c) will have terminated, or given notice to that such employee
   ----------------
intends to terminate his or her employment, with Company or any of its subsidiaries.

               (d) Company and its subsidiaries have made available to Parent a list of the names, positions, rates and elements of compensation for all officers, directors, employees, advisory board members and consultants of Company and its subsidiaries, as of the date hereof, showing each such person's name, positions, an annual remuneration, bonuses and fringe benefits for the current fiscal year and the most recently completed fiscal year.

               (e) With respect to any persons employed by Company and its subsidiaries, (i) Company and Company's subsidiaries have not violated any legal requirement prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in its employment conditions or practices; and (ii) there are no pending or, to the knowledge of Company and company subsidiaries, threatened discrimination complaints relating to race, color, national origin, sex, religion, age, marital status, or handicap against Company or its subsidiaries, before any governmental entity nor, to the knowledge of Company and its subsidiaries, does any basis therefor exist.

               (f) Company and its subsidiaries have complied, in all material respects, with all laws governing the employment of personnel by U.S. companies and the employment of non-U.S. nationals in the United States, including, but not limited to, the Immigration and Nationality Act 8 U.S.C. Sections 1101 et seq. and its implementing regulations.

               (g) Company represents that none of its employees or the employees of its subsidiaries have experienced or will experience an employment loss (as defined in the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any rules and regulations promulgated thereunder ("WARN")
                                                                         ----
during the 90 calendar day period immediately preceding the Closing. Company and/or its subsidiaries will timely give all notices required to be given to employees under, or otherwise comply with, WARN or similar statutes or regulations of any jurisdiction relating to any plant closing or mass layoff (or similar triggering event) caused by or relating to the Merger.


          2.17 Interested Party Transactions. Except as disclosed in the Company
               -----------------------------
SEC Documents, neither Company nor any of its subsidiaries is indebted to any director or officer of Company or any of its subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Company or any of its subsidiaries, and there are no other transactions of the type required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act and the Exchange Act.

          2.18 Insurance. Company and each of its subsidiaries have policies of
               ---------
insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Company and its subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Company and its subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

          2.19 Compliance With Laws. Each of Company and its subsidiaries has
               --------------------
complied in all material respects with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business or with respect to the granting of options, restricted stock, other stock-based awards or the stock purchase rights granted under the Company ESPP to their employees, consultants or other service providers.

          2.20 Brokers' and Finders' Fees. Except with respect to S.G. Cowen,
               --------------------------
Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

          2.21 Registration Statement; Proxy Statement/Prospectus. The
               --------------------------------------------------
information supplied by Company for inclusion in the registration statement on Form S-4 (or such other or successor form as shall be appropriate) pursuant to which the shares of Parent Common Stock to be issued in the Merger will be registered with the SEC (the "Registration Statement") shall not at the time the
                              ----------------------
Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Company for inclusion in the proxy statement/prospectus to be sent to the shareholders of Company in connection with the meeting of Company's shareholders to consider the Merger (the "Company Shareholders Meeting") (such proxy statement/prospectus as
             ----------------------------
amended or supplemented is referred to herein as the "Proxy Statement") shall
                                                      ---------------
not, on the date the Proxy Statement is first mailed to Company's shareholders, at the time of the Company Shareholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Company shall promptly inform Parent and Merger Sub. Notwithstanding the foregoing, Company makes no representation, warranty or covenant with respect to any information supplied by Parent or Merger Sub or any other third party which is contained in any of the foregoing documents.

          2.22 Opinion of Financial Advisor. Company has been advised by its
               ----------------------------
financial advisor, S.G. Cowen, that in such advisor's opinion, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the shareholders of Company.

          2.23 Vote Required. The affirmative vote of the holders of 67% of the
               -------------
shares of Company Common Stock outstanding on the record date set for the Company Shareholders Meeting is the only vote of the holders of any of Company's capital stock necessary to adopt this Agreement.

          2.24 Board Approval. The Board of Directors of Company has (i) adopted
               --------------
this Agreement and approved the Merger, (ii) determined that this Agreement and the Merger are advisable and in the best interests of the shareholders of Company and are on terms that are fair to such shareholders, and (iii) determined and resolved to unanimously and unconditionally recommend that the shareholders of Company adopt this Agreement and approve the consummation of the Merger.

          2.25 Shareholder Agreements; Irrevocable Proxies. All of the persons
               ----------------------
listed on Schedule 2.25 have agreed in writing to vote for approval of the
          -------------
Merger pursuant to a Shareholder Agreement, and pursuant to an Irrevocable Proxy attached thereto as Exhibit A.
                    ---------

          2.26 Sections 60.835 and 60.801 - 60.816 of the Oregon Law Not
               ---------------------------------------------------------
Applicable. The Board of Directors of Company has taken all actions so that the
----------
restrictions contained in (i) Section 60.835 of the Oregon Law applicable to a "business combination" (as defined in Section 60.825) and (ii) Sections 60.801 to 60.816 of the Oregon Law, will not apply to the execution, delivery or performance of this Agreement, the Shareholder Agreements or the consummation of the Merger or the other transactions contemplated by this Agreement or by the Shareholder Agreements. No other state takeover statute is applicable to this Agreement, the Shareholder Agreements, or the transactions contemplated hereby or thereby.

          2.27 Customers and Suppliers. As of the date of this Agreement, the
               -----------------------
Company has not been informed by (i) any customer, which accounted for more than 5% of Company's gross revenues during the preceding 12-month period, that it intends to terminate or materially reduce its business or dealings with the Company or its subsidiaries, or (ii) any sole source supplier that it intends to terminate the supply of any material components, or to terminate or materially reduce its business or dealings with the Company or its subsidiaries.

          2.28 No Default. Neither the Company nor any of its subsidiaries is,
               ----------
and has not received notice that it is or would be with the passage of time, (a) in violation of any provision of its Articles of Incorporation or Bylaws or other organizational documents, or (b) in default or violation with any term, condition or provisions of (i) any judgment, decree, order, injunction or stipulation applicable to the Company or its subsidiaries or (ii) any agreement, note, mortgage, indenture, contract, lease, instrument, permit, concession, franchise or license to which the Company or its subsidiaries are party or by which their assets or properties are bound, except where such default or violation could not reasonably be expected to result in Material Adverse Effect to the Company.

          2.29 Export Control Laws. Company has conducted its export
               -------------------
transactions in accordance with applicable provisions of United States export control laws and regulations, including but not limited to the Export Administration Act and implementing Export Administration Regulations, except for such violations which would not have a Material Adverse Effect on Company. Without limiting the foregoing, Company represents and warrants that, except as would not have a Material Adverse Effect on Company:

               (a) Company has obtained all export licenses and other approvals required for its exports of products, software and technologies from the United States;

               (b) Company is in compliance with the terms of all applicable export licenses or other approvals;

               (c) There are no pending or threatened claims against Company with respect to such export licenses or other approvals;

               (d) There are no actions, conditions or circumstances pertaining to Company's export transactions that may give rise to any future claims; and

               (e) No consents or approvals for the transfer of export licenses to Parent are required, or such consents and approvals can be obtained expeditiously without material cost.

          2.30 Tax Matters. Neither Company nor any of its affiliates has taken
               -----------
or agreed to take any action, nor does Company have knowledge of any fact or circumstance, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. As of the date of this Agreement, Company has no knowledge of any fact or circumstance that would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests.

          2.31 Affiliates. Schedule 2.31 sets forth the names and addresses of
               ----------  -------------
each person who is, in Company's reasonable judgment, an affiliate (as that term is used in Rule 145 under the Securities Act or under applicable SEC accounting releases with respect to pooling-of-interest accounting treatment) of Company.

          2.32 Representations Complete. None of the representations or
               ------------------------
warranties made by Company herein or in any Schedule hereto, including the Company Disclosure Schedule, or certificate furnished by Company pursuant to this Agreement, or the Company SEC Documents, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

          2.33 Rights Agreement.
               ----------------

               (a) The Company has taken all steps necessary to ensure that neither Merger Sub nor Parent nor any of their affiliates will be an "Acquiring Person" as such term is defined in the Rights Agreement dated as of March 25, 1998 between Company and ChaseMellon Shareholder Services, LLC (as amended, the "Rights Agreement") as a result of entering into this Agreement and/or the
 ------ ---------
Shareholder Agreements, or consummating the transactions contemplated hereby and thereby.

               (b) No "Distribution Date" as defined in the Rights Agreement has occurred and the execution delivery and performance of this Agreement and/or the Shareholder Agreements and the transactions contemplated hereby and thereby will not result in the occurrence of a Distribution Date.

                                  ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

          Except as expressly disclosed in that section of the document of even date herewith delivered by Parent to Company prior to the execution and delivery of this Agreement (the "Parent Disclosure Schedule") corresponding to the
                        --------------------------
Section of this Agreement to which any of the following representations and warranties specifically relate, Parent represents and warrants to Company as follows:

          3.1  Organization, Standing and Power. Each of Parent and Merger Sub
               --------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect on Parent. Neither Parent nor Merger Sub is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents.

          3.2  Capital Structure. The authorized capital stock of Parent
               -----------------
consists of 150,000,000 shares of Common Stock, $0.001 par value per share, of which there were issued and outstanding as of the close of business on May 11, 2001, 52,621,165 shares and 1,000,000 shares of Preferred Stock, $0.001 par value, of which none were outstanding as of close of business on May 11, 2001. The shares of Parent Common Stock to be issued pursuant to the Merger (including pursuant to the exercise of any options assumed pursuant to Section 5.9) will be duly authorized, validly issued, fully paid, and non-assessable, free of any liens or encumbrances imposed by Parent or Merger Sub. Except as disclosed in parent SEC Documents (as defined in Section 3.4) and except for options or shares issued pursuant to the Parent's option plans and employee stock purchase plans disclosed therein, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or conditionally or absolutely obligating Parent to issue or sell any shares of capital stock of, or other equity interest in, Parent. There are no outstanding obligations of Parent to repurchase, redeem or otherwise acquire any shares of Parent Common Stock.

          3.3  Authority. Parent and Merger Sub have all requisite corporate
               ---------
power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligation of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights and remedies of creditors generally and general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Parent or any of its subsidiaries, as amended, or
(ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger provided in Section 1.2; (ii) the filing with the SEC and NASD of the Registration Statement; (iii) the filing of a Schedule 13D with the SEC with respect to the Shareholder Agreements; (iv) the filing of a Form 8-K and
Schedule 13D with the SEC and NASD within 15 days after the Closing Date; (v) any filings as may be required under applicable state securities laws and the securities laws of any foreign country; (vi) such filings as may be required under HSR; (vii) the filing with The Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Parent Common Stock issuable upon conversion of the Company Common Stock in the Merger and upon exercise of the options under the Company Stock Option Plans assumed by Parent; (viii) the filing of a registration statement on Form S-8 with the SEC, or other applicable form covering the shares of Parent Common Stock issuable pursuant to outstanding options under the Company Stock Option Plans assumed by Parent; and (ix) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Parent and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

          3.4  SEC Documents; Financial Statements. Parent has made available to
               -----------------------------------
Company each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filings filed with the SEC by Parent since January 1, 2001, and, prior to the Effective Time, Parent will have furnished or made available to Company true and complete copies of any additional documents filed with the SEC by Parent prior to the Effective Time (collectively, the "Parent SEC
                                                              ----------
Documents"). Parent has timely filed all forms, statements and documents
---------
required to be filed by it with the SEC and The Nasdaq National Market since January 1, 2001. In addition, Parent has made available to Company true and complete copies of all exhibits to the Parent SEC Documents filed prior to the date hereof, and will promptly make available to Company true and complete copies of all exhibits to any additional Parent SEC Documents filed prior to the

Effective Time. All documents required to be filed as exhibits to the Parent SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms. As of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Parent SEC Document. The financial statements of Parent, including the notes thereto, included in the Parent SEC Documents (the "Parent Financial Statements") were complete and correct in all material
      ---------------------------
respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the
SEC). The Parent Financial Statements fairly present the consolidated financial condition and operating results of Parent and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments none of which individually, or in the aggregate, are material). There has been no material change in Parent accounting policies since October 31, 2000 (other than to the extent of changes related to the adoption of Staff Accounting Bulletin 101 issued by the Securities and Exchange Commission).

          3.5  Absence of Undisclosed Liabilities. Parent has no material
               ----------------------------------
obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in Parent's Form 10-Q for the period ended January 31, 2001 (the "Parent Balance Sheet"), (ii) those incurred in the ordinary course of
           --------------------
business since the January 31, 2001, which could not reasonably be expected to have a Material Adverse Effect; and (iii) those incurred in connection with the execution of this Agreement.

          3.6  Litigation. There is no litigation, arbitration or investigation
               ----------
pending against Parent or any of its subsidiaries before Governmental Entity, or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries that could reasonably be expected to have a Material Adverse Effect on Parent or on the ability of Parent or its subsidiaries to consummate the transactions contemplated by this Agreement. There is no judgment, decree or order against Parent or any of its subsidiaries, or, to the knowledge of Parent, any of their respective directors or officers (in their capacities as such), that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Parent or on the ability of Parent to consummate the transactions contemplated by this Agreement.

          3.7  Broker's and Finders' Fees. Except with respect to Goldman Sachs
               --------------------------
& Co., Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

          3.8  Registration Statement; Proxy Statement/Prospectus. The
               --------------------------------------------------
information supplied by Parent and Merger Sub for inclusion in the Registration Statement shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Parent for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to Company's shareholders, at the time of the Company Shareholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by Parent or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Parent or Merger Sub will promptly inform Company. Notwithstanding the foregoing, Parent and Merger Sub make no representation, warranty or covenant with respect to any information supplied by Company or any third party which is contained in any of the foregoing documents.

          3.9  Board Approval. The Boards of Directors of Parent and Merger Sub
               --------------
have (i) approved this Agreement and the Merger, (ii) determined that the Merger is advisable and in the best interests of their respective shareholders and is on terms that are fair to such shareholders and (iii) recommended that the shareholder of Merger Sub adopt this Agreement and approve the consummation of the Merger. The shareholder of Merger Sub has adopted this Agreement and approved the consummation of the Merger. No vote of the holders of Parent Common Stock is required under applicable law or Nasdaq Stock Market rules in connection with this Agreement or the Merger.

          3.10 Tax Matters. Neither Parent nor any of its affiliates has taken
               -----------
or agreed to take any action, nor does Parent have knowledge of any fact or circumstance, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. As of the date of this Agreement, Parent has no knowledge of any fact or circumstance that would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests.

          3.11 Absence of Certain Changes. Since January 31, 2001, Parent has
               --------------------------
conducted its business in the ordinary course consistent with past practice and there has not occurred any change, event or condition (whether or not covered by insurance) that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect to Parent.

          3.12 Compliance With Laws. Each of Parent and its subsidiaries has
               --------------------
complied in all material respects with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business.

                                  ARTICLE IV
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

          4.1  Conduct of Business of Company. During the period from the date
               ------------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Company agrees (except to the extent expressly required by this Agreement or as consented to in writing by Parent), to carry on its and its subsidiaries' business in the ordinary course in substantially the same manner as heretofore conducted, to pay and to cause its subsidiaries to pay debts and Taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and to use its commercially reasonable best efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organizations, use its commercially reasonable best efforts consistent with past practice to keep available the services of its and its subsidiaries' present officers and key employees and use its commercially reasonable best efforts consistent with past practice to preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. Company agrees to promptly notify Parent of any material event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which could reasonably be expected to have a Material Adverse Effect on Company.

          4.2  Restrictions on Conduct of Business of Company. During the period
               ----------------------------------------------
from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Company shall not do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of Parent:

                    (a)  Charter Documents. Cause or permit any amendments to
                         -----------------
its Certificate of Incorporation or Bylaws;

                    (b)  Dividends; Changes in Capital Stock. Declare or pay any
                         -----------------------------------
dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with the Company's standard or usual (as at the date hereof) agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

                    (c)  Stock Option Plans, Etc. Except to the extent provided
                         -----------------------
in Section 5.9(c), take any action to accelerate, amend or change the period of exercisability or vesting, or waive any repurchase rights in respect, of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans or with respect to any restricted stock.

                    (d)  Material Contracts. Except as permitted pursuant to
                         ------------------
Section 4.2(j), enter into any contract or commitment involving payments by Company or its subsidiaries in excess of $150,000 individually or $400,000 in the aggregate or which are otherwise material (including any non-competition agreement or other agreement restricting the geographic scope or nature of business activities) to the Company and its subsidiaries (excluding sales of products or purchases of inventories in the ordinary course of business and consistent with past practice and capitalizations of inventory consistent with past practice), or violate, amend or otherwise modify or waive any of the terms of any of its material contracts;

                    (e)  Issuance of Securities. Issue, deliver, encumber or,
                         ----------------------
sell, authorize or propose the issuance, delivery, encumbrance, or sale of, or purchase or propose the purchase of, any shares of its or its subsidiaries' capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement, (ii) the grant of stock options under Company Stock Option Plans (not to exceed in the aggregate 150,000 shares issuable thereunder and subject to Section 5.14) to newly hired directors, officers or employees or to existing employees pursuant to scheduled annual performance reviews or other compensation reviews, in each case in the ordinary course of business and consistent with Company's past practices, with an exercise price equal to the fair market value of the Company Common Stock on the date of grant and otherwise on Company's standard terms (including vesting schedule) and (iii) the repurchase of Company Common Stock from former employees, directors and consultants in accordance with the Company's standard or usual (as at the date hereof) agreements providing for the repurchase of shares in connection with any termination of service;

                    (f)  Intellectual Property. Transfer or license to any
                         ---------------------
person or entity any rights to its Intellectual Property other than the license of non-exclusive rights to its Intellectual Property in the ordinary course of business consistent with past practice;

                    (g)  Exclusive Rights. Enter into or amend any agreements
                         ----------------
pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

                    (h)  Dispositions. Sell, lease, license or otherwise dispose
                         ------------
of or encumber any of its properties or assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole;

                    (i)  Indebtedness. Incur any indebtedness for borrowed money
                         ------------
or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

                    (j)  Leases. Enter into any operating lease in excess of
                         ------
$250,000 individually or $1,000,000 in the aggregate;

                    (k)  Payment of Obligations. Pay, discharge or satisfy in an
                         ----------------------
amount in excess of $150,000 individually or $400,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Company Financial Statements;

                    (l)  Capital Expenditures. Make any capital expenditures,
                         --------------------
capital additions or capital improvements except for expenditures, additions or improvements made in the ordinary course of business and consistent with past practice that do not exceed $200,000 individually or $1,000,000 in the aggregate and except for capitalizations of inventory consistent with past practice;

                    (m)  Insurance. Reduce the amount or scope of any material
                         ---------
insurance coverage provided by existing insurance policies;

                    (n)  Termination or Waiver. Terminate or waive or assign any
                         ---------------------
right or claim with a value in excess of $100,000 or which is otherwise material to the Company.

                    (o)  Employee Benefit Plans; New Hires; Pay Increases. Adopt
                         ------------------------------------------------
or amend any employee benefit or stock purchase or option plan or hire any new director level or officer level employee, pay any special bonus or special remuneration to any employees or consultants or directors, or increase the salaries or wage rates or fringe benefits or otherwise increase the benefits of its employees or consultants or directors other than pursuant to scheduled annual performance reviews, provided that any resulting modifications are in the
                            --------
ordinary course of business and consistent with Company's past practices.

                    (p)  Labor Agreements. Enter into any employment contract
                         ----------------
or, except if required by applicable law, any collective bargaining agreement.

                    (q)  Severance Arrangements. Grant any severance or
                         ----------------------
termination pay, or any additional notice of termination, to, or grant any acceleration or extension of the exercisability or vesting of any equity securities held by, (i) any director or officer, or (ii) any other employee except, payments made pursuant to standard written agreements outstanding on the date hereof;

                    (r)  Lawsuits. Commence a lawsuit other than (i) for the
                         --------
routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Parent
                                      --------
prior to the filing of such a suit, or (iii) for a breach of this Agreement;

                    (s)  Acquisitions. Acquire or agree to acquire by merging or
                         ------------
consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, association, entity, or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole (except for purchases of supplies and components in the ordinary course of business consistent with past practice), or acquire or agree to acquire any equity securities of any corporation, partnership, limited liability company, association, entity, or business organization, or enter into any material strategic relationships or alliances;

                    (t)  Taxes. Make or change any material election in respect
                         -----
of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                    (u)  Revaluation. Revalue any of its assets, including
                         -----------
writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

                    (v)  Accounting Policies and Procedures. Make any change to
                         ----------------------------------
its accounting methods, principles, policies, procedures or practices, except as may be required by GAAP, Regulation S-X promulgated by the SEC or applicable statutory accounting principles; or

                    (w)  Other. Take or agree in writing or otherwise to take
                         -----
any of the actions described in Sections 4.2(a) through (v) above.

          4.3  No Solicitation. From and after the date hereof until the earlier
               ---------------
of the Effective Time or the termination of this Agreement in accordance with
Article VII, Company and each of its subsidiaries and the officers, directors, employees or other agents, representatives and advisors (including any investment bankers, attorneys or accountants) of Company and any of its subsidiaries (collectively, "Company Representatives") will not, directly or
                             -----------------------
indirectly, (i) take any action to solicit, initiate, encourage, facilitate, or enter into any agreement (including any letter of intent or similar arrangement) in respect of any Takeover Proposal (as defined in Section 7.3(f)), or (ii) subject to the terms of the immediately following sentence, engage in any discussions or negotiations with, or disclose any nonpublic information relating to Company or any of it subsidiaries to, or afford access to the properties, books or records of Company or any of its subsidiaries to, any person that has advised Company that it is seeking to make, or that the Board of Directors in good faith understands is seeking to make, or that since the date of this Agreement has made, a Takeover Proposal, or endorse, approve or recommend any such Takeover Proposal; provided that nothing herein shall prohibit the Board of
                        --------
Directors of Company from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act. If, prior to approval of the Merger by Company's shareholders, an unsolicited written Takeover Proposal shall be received by the Company: (i) to the extent the Board of Directors of Company believes in good faith in the proper exercise of their fiduciary duties to Company's shareholders (after receipt of advice from its financial advisor), and after considering all terms and conditions of such Takeover Proposal, including the likelihood and timing of its consummation, that such Takeover Proposal would result in a transaction more favorable to Company's shareholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Takeover Proposal being referred to in this Agreement as a "Superior Proposal"), and (ii)
                                                   -----------------
to the extent that the Board of Directors of Company determines in good faith, after consultation with outside legal counsel, that it is necessary in order for the Board of Directors of Company to comply with its fiduciary duties to shareholders under applicable law; then Company Representatives may furnish in connection therewith information to the person making such Superior Proposal and, subject to the provisions hereof, engage in negotiations with such person, disclose nonpublic information relating to Company and its subsidiaries, or afford access to the properties, books or records of Company and its subsidiaries to such person, and endorse, approve or recommend such Superior Proposal or withdraw or condition or modify its recommendation with respect to approval of the Merger by the Company's shareholders, and such actions shall not be considered a breach of this Section 4.3; provided, further, that: (A) in each such event Company notifies Parent of
     --------  -------
such determination by the Board of Directors of Company and provides Parent with a true and complete copy of the Superior Proposal received from such third party, and provides (or has provided) to Parent all documents containing or referring to non-public information of Company that are supplied to such third party; provided, however, that Company provides such non-public information
       --------  -------
subject to terms at least as restrictive on such third party as the Confidentiality Agreement (as defined in Section 5.4) is on Parent; and (B) that Company shall not, and shall not permit any of the Company Representatives to endorse or recommend any such Takeover Proposal or withdraw or condition or modify its recommendation of the approval of the Merger unless Company has provided Parent at least three (3) days prior notice thereof. Company will immediately notify Parent after receipt of any Takeover Proposal or any notice that any person is considering making a Takeover Proposal or any request for non-public information relating to Company or any of its subsidiaries or for access to the properties, books or records of Company or any of its subsidiaries by any person that has advised Company that it may be considering making, or that has made, a Takeover Proposal, or whose efforts to formulate a Takeover Proposal would be assisted thereby (such notice to include the identity of such person or persons), and will keep Parent fully informed of the status and details of any such Takeover Proposal (including all terms and conditions and modifications thereto), notice, request or correspondence or communications related thereto, and shall provide Parent with a true and complete copy of such Takeover Proposal, notice or any amendment thereto, if it is in writing, or a complete written summary thereof, if it is not in writing. Company shall immediately cease and cause to be terminated all existing discussions or negotiations with any persons (other than Parent) conducted heretofore with respect to a Takeover Proposal. Nothing in this Section shall prohibit the Company from filing a copy of this Agreement pursuant to a Form 8-K, Form 10-Q or other schedule or form under the Exchange Act.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

          5.1  Proxy Statement/Prospectus; Registration Statement.
               --------------------------------------------------

                    (a) As promptly as practicable after the execution of this Agreement, Company and Parent shall prepare, and (i) Company shall file with the SEC (if necessary), preliminary proxy materials relating to the approval of the Merger by the shareholders of Company, and (ii) Parent shall file with the SEC, a Registration Statement on Form S-4 (or such other or successor form as shall be appropriate). As promptly as practicable following receipt of SEC comments thereon, Company shall file with the SEC definitive proxy materials and Parent shall file with the SEC amendments to its Registration Statement on Form S-4 (or such other or successor form as shall be appropriate), in each case which complies in form with applicable SEC requirements and Parent shall use its reasonable best efforts to cause the Registration Statement to become effective as soon thereafter as practicable. Company and Parent will notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the

Proxy Statement or any other filing or for additional information and will supply each other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or other filing. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement or any other filing, Company shall promptly inform Parent of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to shareholders of Company, such amendment or supplement. The Proxy Statement shall solicit the approval of the Merger and this Agreement by the shareholders of Company and shall include the adoption of this Agreement and the approval of the Merger by the Board of Directors of Company and the unanimous and unconditional recommendation of the Board of Directors of Company to Company's shareholders that they vote in favor of the approval of this Agreement (provided that the
                                                           --------
Board of Directors of Company may exclude such recommendation if, pursuant to
Section 4.3, it is permitted to endorse or recommend a Superior Proposal) and shall include the opinion of Company's financial advisors as described in
Section 2.22 (unless subsequently withdrawn).

        (b) Each of Parent and the Company shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgement of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement and the Registration Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other and with the other's counsel and auditors in the preparation of the Proxy Statement and the Registration Statement. Each of Company and Parent will respond to any comments of the SEC and, will use its respective reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and Company will cause the Proxy Statement to be mailed to its shareholders at the earliest practicable time after the Registration Statement is declared effective by the SEC.

     5.2    Meeting of Shareholders. Company shall take all action necessary in
            -----------------------
accordance with Oregon Law and its Articles of Incorporation and Bylaws to convene the Company Shareholders Meeting on a date no later than 45 days after the Registration Statement is declared effective by the SEC. Company shall consult with Parent regarding the date of the Company Shareholders Meeting and shall not postpone or adjourn (other than for the absence of a quorum) the Company Shareholders Meeting without the consent of Parent. Subject to Section 5.1, Company shall use its reasonable best efforts to solicit from shareholders of Company proxies in favor of approval of this Agreement and shall take all other action reasonably necessary or advisable to secure the vote or consent of shareholders required to effect the Merger (provided that the Company shall not be required to so solicit shareholder proxies or otherwise secure such shareholder votes or consents if Company shall have withdrawn its recommendation of the Merger in accordance with Section 4.3).

     5.3    Access to Information.
            ---------------------

               (a) Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Company's and its subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Company and its subsidiaries as Parent may reasonably request. Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

               (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Parent and Company shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

               (c) No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

               (d) Company shall provide Parent and its accountants, counsel and other representatives reasonable access, during normal business hours during the period prior to the Effective Time, to all of Company's and subsidiaries Tax Returns and other records and workpapers relating to Taxes, and shall also provide the following information upon the request of Parent or its subsidiaries: (i) a schedule of the types of Tax Returns being filed by Company and each of its subsidiaries in each taxing jurisdiction, (ii) a schedule of the year of the commencement of the filing of each such type of Tax Return, (iii) a schedule of all closed years with respect to each such type of Tax Return filed in each jurisdiction, (iv) a schedule of all material Tax elections filed in each jurisdiction by Company and each of its subsidiaries, (v) a schedule of any deferred intercompany gain with respect to transactions to which Company or any of its subsidiaries has been a party, and (vi) receipts for any Taxes paid to foreign Tax authorities.

     5.4    Confidentiality. The parties acknowledge that each of Parent and
            ---------------
Company have previously executed a non-disclosure agreement dated April 12, 2001 (the "Confidentiality Agreement"), which agreement shall continue in full force
      -------------------------
and effect in accordance with its terms.

     5.5    Public Disclosure. Unless otherwise permitted by this Agreement,
            -----------------
Parent and Company shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD, in which case the party proposing to issue such press release or make such public statement or disclosure shall use its reasonable best efforts to consult with the other party before issuing such press release or making such public statement or disclosure.

     5.6    Consents; Cooperation.
            ---------------------

               (a) Each of Parent and Company shall promptly apply for or otherwise seek, and use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, including those required under HSR. Company shall use its reasonable best efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the Merger for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to HSR or any other federal or state antitrust or fair trade law.

               (b) Each of Parent and Company shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under HSR, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In
                                                     --------------
connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Parent and Company shall cooperate and use its reasonable best efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each, an "Order"), that is in effect and
                                               -----
that prohibits, prevents, or restricts consummation of the Merger or any such other transactions, unless by mutual agreement Parent and Company decide that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that neither Parent nor Company shall have any obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond the Final Date (as defined in Section 7.1(b)). Each of Parent and Company shall use its reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement; provided, however, in no event shall either Parent or the Company
           --------  -------
agree to the divestiture of any assets or business units, unless Parent and Company mutually agree it is in their respective best interests to do so. Parent and Company also agree to take any and all of the following actions to the extent necessary to obtain the approval of any Governmental Entity with jurisdiction over the enforcement of any applicable laws regarding the transactions contemplated hereby: entering into negotiations; providing information required by law or governmental regulation; and substantially complying with any second request for information pursuant to the Antitrust Laws.

               (c) Notwithstanding anything to the contrary in this Agreement,
(i) neither Parent nor any of it subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to qualify to do business in any jurisdiction in which it is not now so qualified, or to file a general consent to service of process under any applicable state laws, and (ii) without the prior written consent of Parent, neither Company nor its subsidiaries shall, or shall be required to, divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that would reasonably be expected to have a Material Adverse Effect on Parent, Surviving Corporation or Company.

     5.7    Legal Requirements. Subject to Section 5.6(c), each of Parent,
            ------------------
Merger Sub and Company will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

     5.8    Blue Sky Laws. Parent shall take all commercially reasonable steps
            -------------
to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock in connection with the Merger. Company shall use its reasonable best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock in connection with the Merger.

     5.9    Employee Benefit Plans.
            ----------------------

               (a) At the Effective Time, the Company Stock Option Plans and each outstanding option to purchase shares of Company Common Stock under the Company Stock Option Plans, whether vested or unvested, will be assumed by Parent. Company represents and warrants to Parent that Schedule 5.9(a) hereto
                                                       ---------------
sets forth a true and complete list as of the date hereof of all holders of outstanding options under the Company Stock Option Plans, including the number of shares of Company capital stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, Company shall deliver to Parent an updated Schedule 5.9(a)
                                                                ---------------
hereto current as of such date. Each such option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Company Stock Option Plans and the applicable stock option agreements, immediately prior to the Effective Time, except that (i) such option will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. Except as set forth in Schedule 2.15 of the Company
                                            -------------
Disclosure Schedule, the Merger will not terminate any of the outstanding options under the Company Stock Option Plans or accelerate the exercisability or vesting of such options or the shares of Parent Common Stock which will be subject to those options upon Parent's assumption of the options in the Merger. It is the intention of the parties that the options so assumed by Parent qualify, to the maximum extent permissible, following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time.
Within 30 business
days after the Effective Time, Parent will issue to each person who, immediately prior to the Effective Time was a holder of an outstanding option under the Company Stock Option Plans a document evidencing the foregoing assumption of such option by Parent.

        (b) All outstanding rights of Company which it may hold immediately prior to the Effective Time to repurchase unvested shares of Company Common Stock (the "Repurchase Options") shall continue in effect following the Merger
            ------------------
and shall thereafter continue to be exercisable by Parent upon the same terms and conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to the Repurchase Options and the purchase price per share shall be adjusted to reflect the Exchange Ratio.

        (c) The Offering Period for the Company ESPP which commenced on February 1, 2000 shall terminate at close of business on the third business day preceding the Closing Date and all outstanding purchase rights relative to that Offering Period will automatically be exercised on such date. The Company shall cause the Company ESPP to terminate with such termination date, and thereafter no Offering Periods shall commence and no purchase rights shall thereafter be granted or exercised under the Company ESPP. The Company employees who meet the eligibility requirements for participation in the Parent Employee Stock Purchase Plan shall be eligible to begin payroll deductions under that plan as of the start date of the first offering period thereunder beginning after the Effective Time.

        (d) On or as soon as practicable following the Effective Time, continuing employees of Company and its subsidiaries ("Continuing Employees")
                                                       --------------------
shall be eligible to participate in those benefit plans and programs maintained for similarly situated employees of Parent (or in substantially similar programs), on the same terms applicable to similarly situated employees of Parent and to the extent that such plans and programs provide the following benefits: medical/dental/vision care, life insurance, disability income, sick pay, holiday and vacation pay, 401(k) plan coverage, Internal Revenue Code
Section 125 benefit arrangements, bonus, profit-sharing or other incentive plans, pension or retirement programs, dependent care assistance and severance benefits. Each Continuing Employee shall be given credit, for purposes of any service requirements for participation or vesting, for his or her period of service with Company or any of its subsidiaries credited under a similar plan prior to the Effective Time, subject to appropriate break in service rules.
Each such employee shall, with respect to any Parent plans or programs which have co-payment, deductible or other co-insurance features, receive credit for any amounts such individual has paid to date in the plan year of the Effective Time under comparable plans or programs maintained by Company or any of its subsidiaries prior to the Effective Time. Each Continuing Employee and eligible dependent who, at the Effective Time, was participating in an employee group health plan maintained by Company or any of its subsidiaries shall not be excluded from Parent's employee group health plan or limited in coverage thereunder by reason of any waiting period restriction or pre-existing condition limitation.

        (e) Unless Parent consents otherwise in writing, Company shall take all action necessary to terminate, or cause to terminate, before the Effective Time, any Company Benefit Plan that is a 401(k) plan or other defined contribution retirement plan or employee stock purchase plan.

        (f) Parent and Company shall use their respective reasonable best efforts to ensure that as of the Effective Time the employees listed on part (a) of Schedule 2.16(c) shall have revised their existing employment agreements with
   ----------------
Company so as to conform to changes required by the Merger and consistent with the changes agreed between Parent and Company prior to the date hereof (including providing that change of control provisions will not apply to options granted by Parent).

        (g) Within 10 business days following the date of this Agreement, Company shall set forth on Schedule 5.9(g) a list of all persons who Company
                           ---------------
reasonably believes are, with respect to Company and as of the date of this Agreement, "disqualified individuals" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder). For this purpose, Company shall assume that the fair market value of Company Common Stock is approximately $ 13.27 per share. Within a reasonable period of time after the last business day of each month after the date of this Agreement (other than May 2001) and on or about the date five business days prior to the expected Closing Date, Company shall revise Schedule 5.9(g) to reflect the most recently available closing
             ---------------
price of Company Common Stock as of the last business day of such month and to reflect any additional information which Company reasonably believes would impact the determination of persons who are, with respect to Company and as of the each such date, "disqualified individuals" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder). Any payments required to be made pursuant to Section 280G of the Code will be treated as transaction expenses and reserved for accordingly by Company.

     5.10   Forms S-8. Parent agrees to file, no later than 30 business days
            ---------
after the Closing (provided, that, Parent has received within 10 business days
                   --------
after the Closing all option documentation it requires relating to the outstanding options), a registration statement on Form S-8 under the Securities Act covering the shares of Parent Common Stock issuable pursuant to outstanding options granted to individuals, for which a Form S-8 registration statement is available hereto, under the Company Stock Option Plans. Company shall cooperate and assist Parent with the preparation of such registration statements.

     5.11   Listing of Additional Shares. Prior to the Effective Time, Parent
            ----------------------------
shall file with The Nasdaq National Market a Notification Form for Listing of Additional Shares with respect to the shares referred to in Section 6.1(f).

     5.12   Nasdaq Quotation. Company and Parent agree to continue the quotation
            ----------------
of Company Common Stock and Parent Common Stock, respectively, on The Nasdaq National Market during the term of the Agreement so that dissenters rights will not be available to shareholders of Company under Section 60.554 of the Oregon Law.

        5.13  Tax Treatment. The parties each intend that the Merger will
              -------------
qualify as a reorganization within the meaning of Section 368(a) of the Code and shall use their respective reasonable best efforts to cause the Merger to so qualify. Each of Parent and Company shall execute and deliver a certificate in form reasonably acceptable to the other party setting forth factual representations and covenants that will serve as a basis for the tax opinions described in Section 6.1(e).

        5.14  Pooling Accounting. Parent and Company shall each use its
              ------------------
reasonable best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Company shall use its reasonable best efforts, if the transactions represented by the Merger are 'poolable', to cause its "affiliates" (as defined in Section 5.18) not to take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests.

        5.15  Pooling Letter. Company shall use all reasonable best efforts to
              --------------
cause to be delivered to Ernst & Young LLP, Parent's independent accountants, as promptly as practicable but in any event prior to the Effective Time, a letter from Arthur Andersen, Company's independent accountants, addressed to Company and dated the Closing Date to the effect that Company qualifies as a combining company in accordance with the provisions of Accounting Principles Board Opinion No. 16, Business Combinations. Such letter shall be in a form reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with transactions of this type and shall permit Ernst & Young LLP to use such letter. Company shall provide appropriate representations as reasonably requested by Arthur Andersen that are customary in scope and substance for such letters.

     5.16   Shareholder Litigation. Unless and until the Board of Directors of
            ----------------------
Company has withdrawn its recommendation of the adoption of this Agreement, Company shall give Parent the opportunity to participate at its own expense in the defense of any shareholder litigation against Company and/or its directors relating to the transactions contemplated by this Agreement.

     5.17   Further Assurances. Subject to Sections 4.3 and 5.1, (a) each of the
            ------------------
parties to this Agreement shall use its reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement, and (b) each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or reasonably desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.18   Affiliates. Company will use reasonable best efforts to obtain and
            ----------
deliver to Parent an executed Company Affiliate Agreement substantially in the form of Exhibit C hereto (the "Affiliate Agreement") from (a) each person
        ---------              -------------------
identified in Schedule 2.31 of the Company Disclosure Schedule within 15 days
              -------------
following the execution and delivery of this Agreement and (b) from any person who, to the knowledge of Company, may be deemed to have become an affiliate of Company after the date of this Agreement and prior to the Effective Time as soon as practicable after attaining such status. The foregoing notwithstanding, Parent shall be entitled to place legends as specified in the Affiliate Agreement on the certificates evidencing any of the Parent Common Stock to be received by (i) any affiliate of Company or (ii) any person Parent reasonably identifies (by written notice to Company) as being a person who may be deemed an "affiliate" within the meaning of Rule 145 promulgated under the Securities Act, and to issue appropriate stop transfer instructions to the transfer agent for such Parent Common Stock, consistent with the terms of the Company Affiliate Agreement, regardless of whether such person has executed Affiliate Agreement and regardless of whether such person's name and address appear on Schedule 2.31 of the Company Disclosure Schedule.
                           -------------

          5.19  Operation of Surviving Corporation.
                -------------------------------------

                (a) Parent confirms that it has no intention to merge or otherwise consolidate the Surviving Corporation with Parent, although Parent may transfer businesses of Parent or its affiliates (including by way of merger or other consolidation) with Surviving Corporation to be operated by Surviving Corporation and does envision following the Effective Time to transfer the operations of the Parent's subsidiary Fluence Technology, Incorporated. to the Surviving Corporation.

                (b) Surviving Corporation will, during the one year period following the Effective Time (the "Post Closing Period"), maintain separate
                                   -------------------
company accounts in accordance with GAAP and the Board of Surviving Corporation will be responsible for the day to day management of the Surviving Corporation (including the setting of headcount levels and capital expenditures).

                (c) Provided that the revenues of the Surviving Corporation, for each fiscal quarter, meet or exceed the target revenues for such quarter set forth below (each a "Quarterly Target"), Parent agrees that it shall not,
                     ----------------
without unanimous approval of the Board of Directors of Surviving Corporation, make any material reduction in the overall headcount and/or compensation levels for employees of Surviving Corporation (employed by Company as of the Effective
Time). Should the target revenues of Surviving Corporation be less than any given Quarterly Target, Surviving Corporation shall, if required by Parent, take steps to correct such deficiency, including (if required by Parent) through reduction of headcount and/or compensation levels. Parent and Surviving Corporation will, during the Post Closing Period, continue to offer benefits to the employees of Surviving Corporation (employed by Company as of the Effective
Time) which are substantially equivalent overall to those offered by Company as of the Effective Time.


             Fiscal Quarter                   Quarterly Target ($ millions)
             --------------                   -----------------------------

          Third Quarter 2001                              11.2
          Fourth Quarter 2001                             14.4
          First Quarter 2002                              15.2
          Second Quarter 2002                             15.2

Should there be a transfer of any operations by Parent or its subsidiaries, after the Effective Time, to Surviving Corporation, Parent and Surviving Company will seek to agree upon appropriate adjustments to the Quarterly Targets.

                (d) It is the current intent of Parent and Company that the existing headoffice of Company at Gemini Drive, Beaverton, Oregon will be maintained as the headoffice of Surviving Corporation through the end of the current term of the lease of such premises and that headoffice employees of Surviving Corporation (employed by Company as of the Effective Time) will not, during such period, be relocated from such location without either (i) the unanimous approval of the Board of Directors of Surviving Corporation, or (ii) the consent of the affected employees.

               (e) The Company's brand will continue to be used on the existing Company products listed on Schedule 5.19(e) throughout the Post Closing Period,
                           ----------------
unless otherwise unanimously agreed by the Board of Directors of Surviving Corporation; provided that nothing shall require the use of such brands if such
             --------
use would expose the Parent or Surviving Corporation to any exposure to a third party for claims of infringement of tradename, trademarks or other infringement of any Third Party Intellectual Property as a consequence of such continued use.

               (f) Subject to the confidentiality policies established by the by the Board of Directors of Surviving Corporation, Surviving Corporation shall have the authority, after the Effective Time, to enter into agreements which require Surviving Corporation to maintain the business confidentiality of its customers and suppliers separate, and where appropriate confidential from, Parent.

               (g) Nothing in this Section is intended to be, nor shall they be, enforceable by, or otherwise provide a benefit to any customer, supplier, employee, director, officer or consultant of Company or Surviving Corporation.

     5.20   Indemnification of Officers and Directors.
            -----------------------------------------

            (a) (i) All rights to indemnification existing in favor of those persons who are directors and officers of the Company as of the date of this Agreement (the "Indemnified Persons") for their acts and omissions occurring prior to the Effective Time, as provided in the indemnification agreements between the Company and said Indemnified Persons (as in effect as of the date of this Agreement) in the forms disclosed by the Company to Parent prior to the date of this Agreement, shall survive the Merger and shall be observed by the Surviving Corporation to the fullest extent available under Oregon law for a period of six years from the Effective Time and (ii) the Articles of Incorporation and Bylaws of Surviving Corporation will contain provisions with respect to exculpation and indemnification at least as favorable overall to the Indemnified Persons as those in the Company's Articles of Incorporation and Bylaws (as at the date of this Agreement), which provisions will not be amended or otherwise modified for a period of six years from the Effective Time in a manner that would adversely affect such Indemnified Persons (except to the extent required by applicable law).

            (b) From the Effective Time until the sixth anniversary of the Effective Time, the Surviving Corporation shall maintain in effect, for the benefit of the Indemnified Persons with respect to their acts and omissions in their capacities as directors and officers of the Acquired Corporations occurring prior to the Effective time, directors' and officers' liability insurance on terms (if available) comparable to those maintained by the Company as of the date of this Agreement in the form disclosed by the Company to Parent prior to the date of this Agreement (the "Existing Policy").

            (c) The covenant set forth in this Section 5.20 is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Persons and their respective heirs and successors. The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to law, contract or otherwise.

            (d) In the event that the Surviving Corporation or any of its successors of assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case to the extent necessary to effectuate the purpose of this Section 5.20, Surviving Corporation and Parent shall cause to be made proper provision so that the successors and assigns of the Surviving Corporation shall succeed to the obligations set forth in this Section 5.20.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

     6.1    Conditions to Obligations of Each Party to Effect the Merger. The
            ------------------------------------------------------------
respective obligations of each party to this Agreement to consummate and effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

            (a) Shareholder Approval.  This Agreement and the Merger shall have
                --------------------
been approved by the requisite vote of the shareholders of Company under Oregon Law and the Articles of Incorporation of the Company.

            (b) Registration Statement Effective.  The SEC shall have declared
                --------------------------------
the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the parties hereto.

            (c) No Injunctions or Restraints; Illegality.  No temporary
                ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable best efforts to have such injunction or other order lifted.

            (d) Governmental Approvals.  Parent, Company and Merger Sub and
                ----------------------
their respective subsidiaries shall have timely obtained from each Governmental
Entity: (i) all approvals, waivers and consents as may be required under the Securities Act and under state

Blue Sky laws, (ii) all other approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, the failure to obtain which would have a Material Adverse Effect on the Surviving Corporation or Parent following the Effective Time, and (iii) the waiting period applicable to the consummation of the Merger and the HSR shall have elapsed or been terminated.

          (e) Tax Opinion.  Parent and Company shall have received substantially
              -----------
similar written opinions of Brobeck, Phleger and Harrison LLP and Ater Wynne LLP, respectively, in form and substance reasonably satisfactory to them, dated on or about the date of Closing to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinions shall not have been withdrawn. In rendering such opinions, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Parent, Merger Sub and Company. In addition, Parent and Company shall have received from such respective firms such tax opinions as may be required by the SEC in connection with the filing of the Registration Statement.

          (f) Listing of Additional Shares.  The shares of Parent Common Stock
              ----------------------------
issuable upon conversion of the Company Common Stock in the Merger and upon exercise of the options under the Company Stock Option Plans assumed by Parent shall have been approved for listing on The Nasdaq National Market.

     6.2 Additional Conditions to Obligations of Company. The obligations of
         -----------------------------------------------
Company to consummate and effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following additional conditions, any of which may be waived, in writing, by
Company:

          (a) Representations, Warranties and Covenants. (i) The representations
              -----------------------------------------
and warranties of Parent and Merger Sub in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Effective Time as though such representations and warranties were made on and as of such time, except (A) for those representations and warranties which address matters only as of a particular date, which shall be true and correct as of such date and (B) where the failure to be so true and correct, without regard to any materiality qualifications contained therein, individually or in the aggregate does not constitute a Material Adverse Effect on Parent (it being understood that, for the purposes of determining the accuracy of such representations and warranties, any change or purported update of the Parent Disclosure Schedule after the date of this Agreement, shall be disregarded) and (ii) Parent and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

          (b) Material Adverse Effect.  No Material Adverse Effect with respect
              -----------------------
to the Parent, or event of circumstance that could reasonably be expected to result in such a Material Adverse Effect, shall have occurred and it or its effects not have been cured.

          (c) Certificate of Parent.  Company shall have been provided with a
              ---------------------
certificate executed on behalf of Parent by an authorized officer certifying that the conditions set forth in Section 6.2(a) and (b) shall have been fulfilled.

     6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The
         -----------------------------------------------------------------
obligations of Parent and Merger Sub to consummate and effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following additional conditions, any of which may be waived, in writing, by Parent:

          (a) Representations, Warranties and Covenants. (i) The representations
              -----------------------------------------
and warranties of Company in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Effective Time as though such representations and warranties were made on and as of such time, except (A) for those representations and warranties which address matters only as of a particular date, which shall be true and correct as of such date) and (B) where the failure to be so true and correct, without regard to any materiality qualifications contained therein, individually or in the aggregate does not constitute a Material Adverse Effect on Company or Surviving Corporation, or in the case of Sections 2.26 and 2.33 an adverse effect in any material respect on the consummation of the Merger (it being understood that, for the purposes of determining the accuracy of such representations and warranties, any change or purported update of the Company Disclosure Schedule after the date of this Agreement, shall be disregarded) and (ii) Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

          (b) Material Adverse Effect.  No Material Adverse Effect with respect
              -----------------------
to the Company, or event or circumstance that could reasonably be expected to result in such a Material Adverse Effect, shall have occurred and it or its effects not have been cured.

          (c) Certificate of Company.  Parent shall have been provided with a
              ----------------------
certificate executed on behalf of Company by its President and Chief Financial Officer certifying that the conditions set forth in Section 6.3(a) and (b) shall have been fulfilled.

          (d) Third Party Consents.  Parent shall have been furnished with
              --------------------
evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under any material contract of Company or any of its subsidiaries or otherwise set forth on Schedule 2.3 of the Company Disclosure Schedule.
   ------------

          (e) Injunctions or Restraints on Conduct of Business.  No temporary
              ------------------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Parent's conduct or operation of the business of Company and its subsidiaries, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, seeking the foregoing be pending or threatened.

          (f) Employment Agreements.  The employment agreements referenced in
              ---------------------
Section 5.9(f) shall have executed and delivered to Parent and shall be in full force and effect.

          (g) Other Agreements. Each of the: (i) shareholders listed on Schedule
              ----------------                                          --------
2.25 shall have delivered to Parent an executed Shareholders Agreement, each of
----
which shall be in full force and effect; (ii) affiliates of Company shall have executed and delivered to Parent Affiliate Agreements, each of which shall be in full force and effect; and (iii) directors of Company, other than Keith L. Barnes, shall have executed and delivered to Parent resignation letters in form and substance satisfactory to Parent, each of which shall be in full force and effect.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

     7.1 Termination. At any time prior to the Effective Time, whether before or
         -----------
after approval of the matters presented in connection with the Merger by the shareholders of Company, this Agreement may be terminated and the Merger abandoned:

          (a) by mutual consent of the Boards of Directors of Parent and Company;

          (b) by either Parent or Company, if, the Closing shall not have occurred on or before November 16, 2001 or such later date as may be agreed upon in writing by the parties hereto (the "Final Date"); provided, however, that the
                                       ----------    --------  -------
Final Date may, at the request of either party, be extended to December 31, 2001 in the event that the only reason the Closing shall not have occurred by November 16, 2001 is the failure of the conditions set forth in Section 6.1(b) and/or Section 6.1(d) (although such extension shall not occur if the failure of such conditions has principally been caused or resulted from the action or failure to act constituting a breach, in any material respect, of this Agreement, of the party seeking such extension and the party not seeking the extension does not consent to such extension); and; provided further that the
                                                    ----------------
right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has principally been the cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach, in any material respect, of this Agreement;

          (c) by Parent, if Company shall breach any of its representations, warranties or obligations hereunder to an extent that would cause the condition set forth in Section 6.3(a) not to be satisfied and such breach shall not have been cured within ten (10) business days of receipt by Company of written notice of such breach;

          (d) by Parent, if the condition in Section 6.3(b) shall not have been satisfied and such condition shall not have been cured within ten (10) business days of receipt by Company of written notice of such Material Adverse Effect;

          (e) by Company, if Parent shall breach any of its representations, warranties or obligations hereunder to an extent that would cause the condition set forth in Section 6.2(a) not to be satisfied and such breach shall not have been cured within ten (10) business days following receipt by Parent of written notice of such breach;

          (f) by Company, if the condition set forth in Section 6.2(b) shall not have been satisfied and such condition shall not have been cured within ten (10) business days following receipt by Parent of written notice of such Material Adverse Effect;

          (g) by Parent, if: (i) a Trigger Event (as defined in Section 7.3(e)) or Takeover Proposal (as defined in Section 7.3(f)) shall have occurred and the Board of Directors of Company, if so requested by Parent, does not within ten
(10) business days of such occurrence, (A) reconfirm its recommendation (without conditions) of the approval of this Agreement and the transactions contemplated hereby, and (B) reject such Takeover Proposal or Trigger Event (in the case of a Takeover Proposal or Trigger Event involving a tender or exchange offer); (ii) the Board of Directors of Company shall have failed to recommend (without conditions) that the Company's shareholders vote to approve the Merger and this Agreement (a "Recommendation"), or shall have withdrawn or modified its
              --------------
Recommendation in a manner adverse to Parent (including by failing to include such Recommendation in the Proxy Statement or by imposing conditions upon such Recommendation), or shall have resolved to do any of the foregoing, or shall have failed to reaffirm its Recommendation within ten business days of a written request to do so by Parent; (iii) the Board of Directors of Company shall have recommended, endorsed, approved, accepted, or agreed to a Takeover Proposal or shall have entered into any letter of intent or similar document or agreement relating to any Takeover Proposal, or shall have resolved to do any of the foregoing; or (iv) any Company Representative shall have failed to comply in any material respect with Section 4.3; or (v) the Company shall have breached its obligations under Section 5.2.

          (h) by either Parent or Company, if: (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable, or (ii) any required approval of the shareholders of Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of shareholders or at any adjournment thereof (provided that the right
                                                       --------
to terminate this Agreement under this subsection (ii) shall not be available to Company where the failure to obtain such shareholder approval shall have been caused by the action or failure to act of Company and such action or failure constitutes a breach of this Agreement).

     7.2 Effect of Termination. In the event of termination of this Agreement
         ---------------------
as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or Company or their respective officers, directors, shareholders or affiliates; provided
                                                                     --------
that (a) the provisions of Section 5.4, Section 7.3, this Section 7.2 and
Article VIII shall remain in full force and effect and survive any termination of this Agreement and (b) nothing herein shall relieve any party from liability in connection with a breach of the representations or warranties of such party to this Agreement or the breach of any covenant or agreement set forth in this Agreement.

     7.3 Expenses and Termination Fees.
         -----------------------------

          (a) Subject to subsections (b), (c) and (d) of this Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense, except that expenses incurred in connection with printing the Proxy Materials and the Registration Statement, registration, and filing fees incurred in connection with the Registration Statement, the Proxy Materials and the listing of additional shares pursuant to Section 6.1(f), and fees, costs and expenses associated with compliance with applicable Blue Sky securities laws in connection with the Merger and HSR filing fees shall be shared equally by Company and Parent.

        (b) If: (i) Parent terminates this Agreement pursuant Section 7.1(g); or
(ii) Parent or Company terminates this Agreement pursuant to Sections 7.1(b) or 7.1(h)(ii) and, prior to such termination pursuant to this Section 7.3(b)(ii), there shall have been a Trigger Event or Takeover Proposal which, at the time of such termination, shall not have been withdrawn by the other party thereto

(provided, that, such withdrawal has been made early enough as to no longer
 --------
prejudice the Company's shareholders consideration of the Merger), then Company shall promptly pay to Parent (1) in the case of a termination described in
Section 7.3(b)(i), the sum of $8,000,000 and (2) in the case of a termination described in Section 7.3(b)(ii), the sum of $1,000,000, provided, that, if
                                                         --------  ----
within 12 months of a termination described in Section 7.3(b)(ii) any Takeover Proposal or any Trigger Event shall be consummated, the Company will promptly pay to Parent an additional $7,000,000. provided, further, that any such
                                         -----------------
payments shall be without prejudice to any other remedies that Parent may have for a willful breach of this Agreement by the Company or its subsidiaries (or in the case of Section 4.3 any Company Representative).

        (c) In the event that Parent shall terminate this Agreement pursuant to
Section 7.1(c), Company shall promptly reimburse Parent for all of the out-of-pocket costs and expenses (not to exceed $1,000,000) incurred by Parent in connection with this Agreement and the transactions contemplated hereby (including the fees and expenses of its advisors, accountants and legal counsel). The payments pursuant to this Section 7.3(c) shall be without prejudice to any other remedies that Parent may have for a willful breach of this Agreement by the Company or its subsidiaries (or in the case of Section 4.3 any Company Representative). Any amounts payable pursuant to this Section 7.3(c) shall be reduced by any amounts to Parent pursuant to Section 7.3(b)

        (d) In the event that Company shall terminate this Agreement pursuant to
Section 7.1(e), Parent shall promptly reimburse Company for all of the out-of-pocket costs and expenses (not to exceed $1,000,000) incurred by Company in connection with this Agreement and the transactions contemplated hereby (including the fees and expenses of its advisors, accountants and legal counsel). The payments pursuant to this Section 7.3(d) shall be without prejudice to any other remedies that Company may have for a willful breach of this Agreement by the Parent or its subsidiaries.

        (e) As used herein, a "Trigger Event" shall occur if any Person (as that
                               -------------
term is defined in Section 13(d) of the Exchange Act and the regulations promulgated thereunder), except a shareholder party to an enforceable Shareholder Agreement, acquires securities representing 15% or more, or commences a tender or exchange offer, open market purchase program or other publicly announced initiative following the successful consummation of which the offeror and its affiliates would beneficially own securities representing 15% or more, of the voting power of Company.

          (f) For purposes of this Agreement, "Takeover Proposal" means any
                                               -----------------
agreement, offer or proposal, written or oral, for (A) a merger, reorganization, share exchange, consolidation, or other business combination involving Company or any of its subsidiaries, or (B) a tender offer for the Company, or (C) the acquisition of 15% or more of the outstanding shares of any class of capital stock of Company, or (D) the acquisition of a significant portion of the assets of Company or any of its subsidiaries, other than, in each case, the transactions contemplated by this Agreement.

          (g) For purposes of Section 7.3(b) above, (A) "consummation" of a Takeover Proposal shall occur on the date a definitive written agreement is entered into with respect to a merger or other business combination involving Company or the acquisition of 15% or more of the outstanding shares of any class of capital stock of Company, or sale or transfer of any material assets (excluding the sale or disposition of assets in the ordinary course of business) of Company or any of its subsidiaries and (B) "consummation" of a Trigger Event shall occur on the date any Person (other than any shareholder which currently owns 15% or more of the outstanding shares of capital stock of Company, provided
                                                                        --------
that such shareholder does not increase its ownership) or any of its affiliates or associates would beneficially own securities representing 15% or more of the voting power of Company, following a tender or exchange offer.

     7.4 Amendment. The boards of directors of the parties hereto may cause this
         ---------
this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     7.5 Extension; Waiver. At any time prior to the Effective Time any party
         -----------------
 hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                 ARTICLE VIII
                              GENERAL PROVISIONS

     8.1 Non-Survival at Effective Time. The representations, warranties,
         ------------------------------
covenants and agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Article I, Sections 5.4, 5.9, 5.10, 5.14, 5.17, 5.20, 7.3, 7.4, and this Article VIII shall survive the Effective Time.

     8.2 Notices. All notices and other communications hereunder shall be in
         -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

              (a) if to Parent or Merger Sub, to:

                    Credence Systems Corporation
                    215 Fourier Avenue
                    Fremont, California 94539
                    Attention:  General Counsel
                    Facsimile No.:   (510) 623-4860
                    Telephone No.:   (510) 623-2591

                    with a copy to:

                    Brobeck, Phleger & Harrison LLP
                    Two Embarcadero Place
                    2200 Geng Road
                    Palo Alto, California  94303
                    Attention:  Warren Lazarow, Esq.
                                Kerry T. Smith, Esq.
                    Facsimile No.:  (650) 424-0160
                    Telephone No.:  (212) 496-2885

              (b) if to Company, to:

                    Integrated Measurement Systems, Inc.
                    9525 S.W. Gemini Drive
                    Beaverton, Oregon 97008
                    Attention:  Chief Financial Officer
                    Facsimile No:    (503) 644-6969
                    Telephone No.:   (503) 626-7117

                    with a copy to:

                    Ater Wynne LLP
                    222 S.W. Columbia Street, Suite 1800,
                    Portland, Oregon 97201
                    Attention:  Gregory Struxness, Esq.
                                William Campbell, Esq.
                    Facsimile No:    (503) 226-0079
                    Telephone No.:   (503) 226-1191

     8.3 Interpretation. When a reference is made in this Agreement to Exhibits
         --------------
or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this

Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.4 Counterparts. This Agreement may be executed in one or more
         ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     8.5 Entire Agreement; Nonassignability; Parties in Interest. This Agreement
         -------------------------------------------------------
and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Company Disclosure Schedule and the Parent Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) shall not be assigned by operation of law or otherwise except as otherwise specifically provided; and (c) are not intended to, and shall not be construed as, conferring upon any person other than the parties hereto any rights or remedies.

     8.6 Severability. In the event that any provision of this Agreement, or
         ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     8.7 Remedies Cumulative. Except as otherwise provided herein, any and all
         -------------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     8.8 Governing Law. This Agreement shall be governed by and construed in
         -------------
accordance with the laws of the State of California, without regard to the laws that might otherwise govern under applicable principles of conflicts of law (except for matters required to be governed by, and construed in accordance with, the corporate law of Delaware or Oregon (as applicable)).

     8.9 Rules of Construction. The parties hereto agree that they have been
         ---------------------
represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                           [Signature page follows.]

          IN WITNESS WHEREOF, Company, Parent and Merger Sub have caused this Agreement and Plan of Merger and Reorganization to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                                     CREDENCE SYSTEMS CORPORATION



                                     By:       /s/ Graham J. Siddall
                                               ---------------------

                                     Name:     Graham J. Siddall
                                               -----------------

                                     Title:    President & CEO
                                               ---------------



                                     INTEGRATED MEASUREMENT SYSTEMS, INC.


                                     By:       /s/ Keith L. Barnes
                                               -------------------

                                     Name:     Keith L. Barnes
                                               ---------------

                                     Title:    Chairman & CEO
                                               --------------



                                     IGUANA ACQUISITION CORPORATION


                                     By:       /s/ Graham J. Siddall
                                               ---------------------

                                     Name:     Graham J. Siddall
                                               -----------------

                                     Title:    President & CEO
                                               ---------------

                        SIGNATURE PAGE TO AGREEMENT AND
                       PLAN OF MERGER AND REORGANIZATION

                                    Form of
                                    -------
                                   EXHIBIT A
                                   ---------

                             SHAREHOLDER AGREEMENT

          THIS SHAREHOLDER AGREEMENT (this "Agreement") is entered into as of
                                            ---------
May 16, 2001, by and among Credence Systems Corporation, a Delaware corporation ("Parent"), Iguana Acquisition Corporation, an Oregon corporation and wholly
  ------
owned subsidiary of Parent ("Merger Sub"), and the undersigned shareholder
                             ----------
("Shareholder") of Integrated Measurement Systems, Inc., a Oregon corporation
-------------
("Company").
---------

                                   RECITALS:

          WHEREAS, Parent has agreed to acquire the outstanding securities of Company pursuant to a statutory merger of Merger Sub with and into Company (the "Merger") effected in part through the conversion of each outstanding share of
 ------
capital stock of Company (the "Company Capital Stock"), into shares of common
                               ---------------------
stock of Parent (the "Parent Shares") at the rate set forth in the Agreement and
                      -------------
Plan of Merger and Reorganization dated as of May 16, 2001 by and among Parent, Merger Sub and Company (such agreement as it may be amended or restated is hereinafter referred to as the "Reorganization Agreement") (the "Transaction");
                                ------------------------         -----------

          WHEREAS, Shareholder is the registered and beneficial owner of such number of shares of the outstanding Company Capital Stock as is indicated on the signature page of this Agreement (the "Shares"); and
                                       ------

          WHEREAS, in order to induce Parent to enter into the Transaction, certain shareholders of Company have agreed not to transfer or otherwise dispose of any of the Shares, or any other shares of Company Capital Stock acquired by such shareholder hereafter and prior to the Expiration Date (as defined in Section 1.1 below), and have agreed to vote the Shares and any other such shares of Company Capital Stock so as to facilitate consummation of the Transaction.

          NOW, THEREFORE, in consideration of the promises and mutual agreements, provisions and covenants set forth in the Reorganization Agreement, the parties hereto agree as follows:

          1.   Share Ownership and Agreement to Retain Shares.
               ----------------------------------------------

               1.1  Transfer and Encumbrance.
                    ------------------------

                    (a) Shareholder represents, warrants and, in subclause (v) below, covenants to Parent that (i) Shareholder is the beneficial owner of that number of Shares of Company Capital Stock set forth on the signature page hereto; (ii) except as otherwise set forth on the signature page hereto, Shareholder has held such Company Capital Stock at all times since the date set forth on such signature page; (iii) the Shares constitute the Shareholder's entire equity interest in the outstanding Company Capital Stock; (iv) no other person or entity not a signatory to this Agreement has a beneficial interest in or a right to acquire the Shares or any portion of the Shares; and (v) the Shares are and will be at all times up until the Expiration Date free and clear of any liens, claims, rights of first refusal, options, charges or other encumbrances. For the avoidance of doubt, nothing in this Agreement shall deem shares of outstanding Company Capital Stock or options to acquire Company Capital Stock held by an officer, director or employee of Shareholder to be beneficially owned by Shareholder.

               (b) Shareholder agrees not to transfer (except as may be specifically required by court order or applicable law), sell, exchange, pledge or otherwise dispose of or encumber the Shares or any New Shares (as defined in
Section 1.2 below), or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date"
                                                             ---------------
shall mean the earlier to occur of (A) the Effective Time (as defined in the Reorganization Agreement) of the Transaction, and (B) the termination of the Reorganization Agreement pursuant to its terms.

          1.2  New Shares.  Shareholder agrees that any shares of Company
               ----------
Capital Stock that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and
                               ----------
conditions of this Agreement to the same extent as if they constituted Shares.

     2.   Agreement to Vote Shares. Prior to the Expiration Date, at every
          ------------------------
meeting of the shareholders of Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written resolution of the shareholders of Company with respect to any of the following, Shareholder shall vote the Shares and any New Shares in favor of approval of the Transaction and any matter or actions required to facilitate the Transaction.

     3.   Irrevocable Proxy. Shareholder is hereby delivering to Parent a duly
          -----------------
executed proxy in the form attached hereto as Exhibit A (the "Proxy") with
                                              ---------  ----------
respect to each meeting of shareholders of Company, such Proxy to cover the total number of Shares and New Shares in respect of which Shareholder is entitled to vote at any such meeting. Upon the execution of this Agreement by the Shareholder, the Shareholder hereby revokes any and all prior proxies given by the Shareholder with respect to the Shares and agrees not to grant any subsequent proxies with respect to the Shares or any New Shares until after the Expiration Date.

     4.   Representations, Warranties and Covenants of Shareholder. Shareholder
          --------------------------------------------------------
hereby represents, warrants and/or covenants to Parent as follows:

               (a) Until the Expiration Date, the Shareholder will not (and will use such Shareholder's commercially reasonable efforts to cause the Company, its affiliates, officers, directors and employees and any investment banker, attorney, accountant or other agent retained by such Shareholder, not
to): (i) initiate or solicit, directly or indirectly, any proposal, plan of offer to acquire all or any substantial part of the business or properties or Company Capital Stock, whether by merger, purchase of assets, tender offer or otherwise, or to liquidate Company or otherwise distribute to the Shareholders of Company all or any substantial part of the business, properties or Company Capital Stock (each, an "Acquisition Proposal"); (ii) initiate, directly or
                         --------------------
indirectly, any contact with any person in an effort to or with a view towards soliciting any Acquisition Proposal; (iii) furnish information concerning Company's business, properties or assets to any corporation, partnership, limited liability company, limited partnership, person or other entity or group (other than Parent or Merger Sub, or any associate, agent or representative of Parent or Merger Sub), under any circumstances that would reasonably be expected to relate to an actual or potential Acquisition Proposal; or (iv) negotiate or enter into discussions or an agreement, directly or indirectly, with any entity or group with respect of any potential Acquisition Proposal provided that, in the case of clauses (iii) and (iv), the foregoing shall not prevent Shareholder, in Shareholder's capacity as a director or officer (as the case may be) of Company, from taking any actions permitted under Section 4.3 of the Reorganization Agreement. In the event the Shareholder shall receive or become aware of any Acquisition Proposal subsequent to the date hereof, such Shareholder shall promptly inform Parent as to any such matter and the details thereof to the extent possible without breaching any other agreement to which such Shareholder is a party or violating its fiduciary duties.

               (b) Shareholder is competent to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Shareholder and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms except that (i) the enforceability thereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect affecting creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

               (c) The execution and delivery of this Agreement by Shareholder does not, and the performance of this Agreement by Shareholder shall not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance, on any of the Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, commitment, lease, license, permit, franchise or other instrument or obligation to which Shareholder is a party or by which Shareholder or the Shares or New Shares are or will be bound or affected.

          5.   Additional Documents.  Shareholder hereby covenants and agrees to
               --------------------
execute and deliver any additional documents necessary, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement.

          6.   [Reserved].
               ----------

          7.   Termination.  This Agreement and the Proxy delivered in
               -----------
connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

          8.   Confidentiality.  Shareholder agrees (i) to hold any information
               ---------------
regarding this Agreement and the Transaction in strict confidence, and (ii) not to divulge any such information to any third person not subject to confidentiality obligations, until such time as the Transaction has been publicly disclosed by Parent, except as may otherwise be required by law.

          9.   Miscellaneous.
               -------------

               9.1  Severability. If any term, provision, covenant or
                    ------------
restriction of this Agreement or the Proxy is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

               9.2  Binding Effect and Assignment. This Agreement and all of the
                    -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties hereto without the prior written consent of the other. This Agreement is binding upon Shareholder in Shareholder's capacity as a shareholder of Company (and not in Shareholder's capacity as a director or officer, as the case may be, of Company) and only with respect to the specific matters set forth herein.

               9.3  Amendment and Modification. This Agreement may not be
                    --------------------------
modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

               9.4  Specific Performance; Injunctive Relief. The parties hereto
                    ---------------------------------------
acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent or Merger Sub upon any such violation, Parent and Merger Sub shall have the right to seek to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent or Merger Sub at law or in equity, in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

               9.5  Notices. All notices, requests, demands or other
                    -------
communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, as follows:

                    (a) If to the Shareholder, at the address set forth below the Shareholder's signature at the end hereof.

                    (b)  if to Parent or Merger Sub, to:

                    Credence Systems Corporation
                    215 Fourier Avenue
                    Fremont, California 94539
                    Attention: General Counsel
                    Telephone: (510) 657-7400
                    Facsimile: (510) 623-2591
                    with a copy to:

                    Brobeck, Phleger & Harrison LLP
                    Two Embarcadero Place
                    2200 Geng Road
                    Palo Alto, California 94303
                    Attention: Warren T. Lazarow, Esq.
                    Facsimile No.: (650) 496-2885
                    Telephone No.: (650) 496-2887

                    (c) if to Shareholder, to its address set forth on the signature page with a copy to:


or to such other address as any party hereto may designate for itself by notice given as herein provided.

               9.6  Governing Law.  This Agreement shall be governed by,
                    -------------
construed and enforced in accordance with the laws of the State of Oregon without regard to any applicable conflicts of laws rules.

               9.7  Entire Agreement. This Agreement and the Proxy contain the
                    ----------------
entire understanding of the parties hereto in respect of the subject matter hereof, and supersede all prior negotiations and understandings among the parties hereto with respect to such subject matter.

               9.8  Counterpart. This Agreement may be executed in several
                    -----------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

               9.9  Effect of Headings. The section headings herein are for
                    ------------------
convenience only and shall not affect the construction or interpretation of this Agreement.

                           [Signature page follows.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


CREDENCE SYSTEMS CORPORATION


By: _____________________________        By:  ____________________________

Name:   _________________________        Name:    ________________________

Title:  _________________________        Title:   ________________________


                                         Address:







IGUANA ACQUISITION CORPORATION


By: ___________________________

Name:   _______________________

Title:  _______________________



Total Number of Shares of Company Capital Stock owned on the date hereof:

Common Stock:





                   [SIGNATURE PAGE TO SHAREHOLDER AGREEMENT]

                                                                       Exhibit A
                                                                       ---------

                               IRREVOCABLE PROXY

                                TO VOTE STOCK OF

                      INTEGRATED MEASUREMENT SYSTEMS, INC.


          The undersigned shareholder of Integrated Measurement Systems, Inc., a Oregon corporation ("Company"), hereby irrevocably (to the full extent permitted
                     -------
by the Oregon Business Corporation Act) appoints the members of the Board of Directors of Credence Systems Corporation, a Delaware corporation ("Parent"),
                                                                    ------
and each of them, or any other designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The
     ------
Shares beneficially owned by the undersigned shareholder of Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

          This Irrevocable Proxy is irrevocable (to the extent provided in the Oregon Business Corporation Act), is coupled with an interest, including, but not limited to, that certain Shareholder Agreement dated as of even date herewith by and among Parent, Iguana Acquisition Corporation ("Merger Sub") and
                                                               ----------
the undersigned, and is granted in consideration of Parent's entering into that certain Agreement and Plan of Merger and Reorganization by and among Company, Parent and Merger Sub (the "Reorganization Agreement"), which agreement provides
                            ------------------------
for the merger of Merger Sub with and into Company (the "Merger").  As used
                                                         ------
herein, the term "Expiration Date" shall mean the earlier to occur of (i) such
                  ---------------
date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement, and (ii) the date of termination of the Reorganization Agreement pursuant to its terms. This Irrevocable Proxy shall terminate on the Expiration Date.

          The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Oregon Business Corporation Act), at every annual, special or adjourned meeting of the shareholders of Company and in every written consent in lieu of such meeting as follows:

     [X] In favor of approval of the Merger and the Reorganization Agreement, in favor of any matter or actions required to facilitate the Merger and against any proposal for any recapitalization, merger, sale of assets or other business combination relating to the Company (other than the Merger).

     The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters.

     All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

     This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.


Dated:  May , 2001


                                    By:____________________________
                                    Name:
                                    Title:

                                    Shares beneficially owned:

                                    Form of
                                    -------
                                   EXHIBIT B
                                   ---------

     PLAN OF MERGER adopted by Iguana Acquisition Corporation, a business corporation organized under the laws of the State of Oregon, by resolution of its Board of Directors on May 10, 2001 and by Integrated Measurement Systems, Inc., a business corporation organized under the laws of the State of Oregon, by resolution of its Board of Directors on May 15, 2001. The names of the corporations planning to merge are Iguana Acquisition Corporation, a business corporation organized under the laws of the State of Oregon, and Integrated Measurement Systems, Inc., a business corporation organized under the laws of the State of Oregon. The name of the surviving corporation into which Iguana Acquisition Corporation plans to merge is Integrated Measurement Systems, Inc.

     1. Iguana Acquisition Corporation and Integrated Measurement Systems, Inc., shall, pursuant to the provisions of the Oregon Business Corporation Act, be merged with and into a single corporation, to wit, Integrated Measurement Systems, Inc., which shall be the surviving corporation at the effective time and date of the merger (the "Effective Time") and which is sometimes hereinafter referred to as the "surviving corporation," and which shall continue to exist as said surviving corporation under its present name pursuant to provisions of the Oregon Business Corporation Act. The separate existence of Iguana Acquisition Corporation, which is sometimes hereinafter referred to as the "non-surviving corporation," shall cease at the Effective Time in accordance with the provisions of the Oregon Business Corporation Act.

     2. The Articles of Incorporation of the surviving corporation at the Effective Time shall be the Articles of Incorporation of said surviving corporation as amended to read as follows:

"

                                      I.

               The name of the corporation is Integrated Measurement Systems, Inc.

                                      II.

               The aggregate number of shares which the corporation shall have authority to issue is 1,000 shares of common stock. The shares of common stock have unlimited voting rights and are entitled to receive the net assets of the corporation. The par value of the common stock is $0.001 per share.

                                     III.

               The address of the initial registered office of the corporation is 601 S.W. Second Avenue, Suite 2050, Portland, Oregon 97204 and the name of the initial registered agent of the corporation at such address is CT Corporation System. The mailing address of the corporation for notices is c/o CT Corporation System, 601 S.W. Second Avenue, Suite 2050, Portland, Oregon 97204.

                                      IV.

               The corporation is authorized to purchase shares of common stock from present and former employees, consultants and directors pursuant to the arrangements approved by the Board of Directors when applying the provisions of the Oregon Business Corporation Act to determine the lawfulness of any such purchase.

                                      V.

               No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a director; provided that this Article shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Oregon Business Corporation Act. No amendment to the Oregon Business Corporation Act that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission that occurs prior to the effective date of such amendment.

                                      VI.

               A.  Indemnification. The corporation shall indemnify to the
                   ---------------
                   fullest extent not prohibited by law any Person who was or is a party or is threatened to be made a party to any Proceeding against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the Person in connection with such Proceeding. Notwithstanding the foregoing, the corporation shall not indemnify any Person from or on account of acts or omissions of such Person of a type for which liability could not be eliminated for a director under ORS 60.047(2)(d).

               B.  Advancement of Expenses. Expenses incurred by a Person in
                   -----------------------
                   defending a Proceeding shall in all cases be paid by the corporation in advance of the final disposition of such Proceeding at the written request of such Person, if the
                   Person:

                   1. furnishes the corporation a written affirmation of the Person's good faith belief that such Person has met the standard of conduct described in the Oregon Business Corporation Act or is entitled to be indemnified by the corporation under any other indemnification rights granted by the corporation to such Person; and

                   2. furnishes the corporation a written undertaking to repay such advance to the extent it is ultimately determined by a court that such Person is not entitled to be indemnified by the corporation under this Article or under any other indemnification rights granted by the corporation to such Person.

                       Such advances shall be made without regard to the Person's ability to repay such advances and without regard to the Person's ultimate entitlement to indemnification under this Article or otherwise.

               C.   Definition of "Proceeding" and "Person". The term
                    --------------------------------------
                    "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether brought in the right of the corporation or otherwise and whether of a civil, criminal, administrative, or investigative nature, in which an individual may be or may have been involved as a party or otherwise by reason of the fact that the individual is or was a director or officer of the corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation, or is or was serving at the request of the corporation as a director, officer, or fiduciary of an employee benefit plan of another corporation, partnership, joint venture, trust, or other enterprise, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification or advancement of expenses can be provided under this Article. The term "Person" means any individual serving in a capacity described in this Paragraph.

               D.   Non-Exclusivity and Continuity of Rights. This Article: (i)
                    ----------------------------------------
                    shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, agreement, general or specific action of the board of directors, vote of shareholders or otherwise, both as to action in the official capacity of the Person indemnified and as to action in another capacity while holding office,
                    (ii) shall continue as to a Person who has ceased to be a director or officer, (iii) shall inure to the benefit of the heirs, executors, and administrators of such Person, and
                    (iv) shall extend to all claims for indemnification or advancement of expenses made after the adoption of this Article.

               E.   Amendments. Any repeal of this Article shall only be
                    ----------
                    prospective and no repeal or modification hereof shall adversely affect the rights under this Article in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any Proceeding."


said Articles of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the Oregon Business Corporation Act.

     3. The Bylaws of the non-surviving corporation, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in the manner prescribed by the provisions of the Oregon Business Corporation Act.

     4. At the Effective Time, the directors of the surviving corporation shall be Graham J. Siddall and John R. Detwiler, the directors of the non-surviving corporation immediately prior to the Effective Time, and Keith L. Barnes, in each case until their successors are elected or appointed and qualified or until their earlier resignation or removal. The officers of the surviving corporation shall be Keith L. Barnes (President), Fred Hall (Vice President, Chief Financial Officer and Secretary) and John R. Detwiler (Vice President and Assistant Secretary) until their respective successors are duly elected or appointed and qualified or until their earlier resignation or removal

          5. At the Effective Time of the merger, each share of the issued and outstanding common stock of the non-surviving corporation shall be canceled without any consideration being issued or paid therefore. At the Effective Time of the Merger, each share of surviving corporation's common stock issued and outstanding immediately prior to the Effective Time of the merger will be converted automatically into the right to receive 0.9 shares of Credence Systems Corporation's, the parent of the non-surviving corporation, common stock.

          6. The Plan of Merger has been approved by the surviving corporation by vote of a number of shares which exceeded the vote required. The only class entitled to vote was Common Stock. The percentage vote required was more than 67% of the outstanding shares of Common Stock. The Plan of Merger has been approved by the non-surviving corporation by vote of a 100% of the shares entitled to vote.

          7. The non-surviving corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Oregon, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

          8. The Board of Directors and the proper officers of the surviving corporation and of the non-surviving corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file and/or record any and all instruments, papers and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.


                            SIGNATURE PAGE TO FOLLOW

     IN WITNESS WHEREOF, this Plan of Merger has been executed as of the day and year first above written.

     Integrated Measurement Systems, Inc.    Iguana Acquisition Corporation

     By:  ____________________________       By: __________________________

     Name: ___________________________       Name: ________________________

     Title: __________________________       Title: _______________________

                                    Form of
                                    -------

                                   EXHIBIT C
                                   ---------

                         COMPANY AFFILIATE'S AGREEMENT
                         -----------------------------



May 16, 2001


Credence Systems Corporation
215 Fourier Avenue
Fremont, California 94539

Ladies and Gentlemen:

     The undersigned is a holder of shares of common stock (the "Company Common Stock") of Integrated Measurement Systems, Inc., an Oregon corporation (the "Company"). Pursuant to the terms of that certain Agreement and Plan of Merger and Reorganization, dated as of May 16, 2001, among the Company, Credence Systems Corporation, a Delaware corporation (the "Parent"), and Iguana Acquisition Corporation, an Oregon corporation and a wholly owned subsidiary of Parent ("Merger Sub"), Merger Sub will be merged with and into the Company and the Company will become a wholly owned subsidiary of Parent (the "Merger"). In connection with the Merger, the undersigned, as a holder of Company Common Stock, will be entitled to receive shares of common stock of Parent (the "Securities") in exchange for the shares of Company Common Stock held by the undersigned at the effective time of the Merger.

     The undersigned acknowledges that the undersigned may be deemed an "affiliate" of Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act"), and/or as such term is used in and for purposes of Accounting Series Release Nos. 130 and 135, as amended, of the Securities and Exchange Commission (the "Commission"), although nothing contained herein shall be construed as an admission of such status.

     If in fact the undersigned were an affiliate of the Company under the Act, the undersigned's ability to sell, assign or transfer any Securities received by the undersigned in exchange for any shares of Company Common Stock pursuant to the Merger may be restricted unless such sale, assignment or transfer is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such Securities of Rules 144 and 145(d) promulgated under the Act.

     The undersigned hereby represents to and covenants with Parent that it will not sell, assign or transfer any Securities received by the undersigned in exchange for shares of Company Common Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Act, (ii) by a sale made in conformity with the volume and other limitations of Rule 145 (and otherwise in accordance with Rule 144 under the Act, if the undersigned is an affiliate of Parent and if so required at the time) or (iii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to the Company or as described in a "no-action" or interpretive letter from the staff of the Commission reasonably satisfactory to Parent, is not required to be registered under the Act.

     The undersigned understands that Parent is under no obligation to register the sale, assignment, transfer or other disposition of the Securities by the undersigned or on behalf of the undersigned under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available solely as a result of the Merger.

     In the event of a sale of Securities pursuant to Rule 145, upon the request of Parent, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of customary seller's and broker's Rule 145 representation letters or as Parent may otherwise reasonably request. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Securities disposed of by the undersigned in a manner inconsistent with this letter.

     The undersigned acknowledges and agrees that appropriate legends will be placed on certificates representing Securities received by the undersigned in the Merger or held by a transferee thereof, which legends will be removed (i) by delivery of substitute certificates upon receipt of a letter from the Staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Parent, to the effect that such legends are no longer required for the purposes of the Act and the rules and regulations of the Commission promulgated thereunder, (ii) in the event of a sale of the Securities which has been registered under the Act or made in conformity with the provisions of Rule 145.

     Parent covenants that, for so long as and to the extent necessary to permit the undersigned to sell the shares of Parent Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144, Parent shall use all commercially reasonable efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and (ii) furnish to the undersigned upon request a written statement as to whether Parent has complied with such reporting requirements during the twelve (12) months preceding any proposed sale of the shares of Parent Common Stock by the undersigned under Rule 145.

     Parent represents that it has filed all reports required with the Commission under Section 13 of the 1934 Act during the preceding twelve (12) months.

     The undersigned further represents to and convenants with Parent that, in the event that the Merger may be accounted for as a pooling of interests, (i) the undersigned has not and will not, during the 30 days prior to the effective time of the Merger sell, transfer or otherwise dispose of, or reduce any risk relative to, any securities of the Company or Parent and (ii) the undersigned will not, after the effective time of the Merger, sell, transfer or otherwise dispose of, or reduce any risk relative to, the Securities, whether received by the undersigned in the Merger or otherwise, until after such time as financial results covering at least 30 days of post-Merger operations of Parent (including the combined operations of the Company and Parent) have been published by Parent in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such results of operations, except in the cases of clauses (i) and (ii) of this paragraph to the extent permitted by, and in accordance with, SEC Accounting Series Release 135 and SEC Staff Accounting Bulletins 65 and 76 if and to the extent that such release and bulletins remain in full force and effect at the relevant time. Notwithstanding the foregoing, in the event that the Merger may not be eligible to be accounted for as a pooling of interests, the covenants of the undersigned in this paragraph shall cease and terminate.

     The undersigned further understand and agree that this letter agreement shall apply to all shares of Company Common Stock and Securities that it is deemed to beneficially own pursuant to applicable federal securities law.

     The undersigned acknowledges that it has carefully reviewed this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Securities.

Sincerely,


[AFFILIATE]


__________________________
Name:
Title:


Acknowledged and Agreed:

CREDENCE SYSTEMS CORPORATION


__________________________
Name:
Title: